UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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☒ Definitive Proxy Statement
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☐    Soliciting Material under §240.14a-12

Knife River Corporation
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025 Notice of Annual Meeting of
Stockholders and Proxy Statement

Annual Meeting
Thursday, May 22, 2025
10:00 a.m. Central Daylight Saving Time
www.virtualshareholdermeeting.com/KNF2025

(This page is intentionally left blank.)

www.kniferiver.com

PO Box 5568 Bismarck, ND 58506-5568 Street Address: 1150 West Century Avenue Bismarck, ND 58506 (701) 530-1400

April 7, 2025

Fellow Stockholders:
I invite you to attend our annual meeting on May 22, 2025 at 10:00 a.m. CDT online by visiting www.virtualshareholdermeeting.com/KNF2025, where you will have the opportunity to listen to the annual meeting live, submit questions, and vote. The annual meeting will be held entirely online live via audio webcast. Please check our website at www.knfproxy.com for additional information about our annual meeting.
During the annual meeting, we will hear the results of stockholder voting on the items outlined in this Proxy Statement, including election of three Class II directors, the advisory vote regarding the compensation paid to our named executive officers, ratification of our independent auditors, and amendment and restatement of our amended and restated certificate of incorporation to eliminate the supermajority voting requirements. I encourage you to promptly follow the instructions on your notice or proxy card to vote your shares on these items.
Knife River had a strong year in 2024. We achieved record financial results, we further established our Competitive EDGE strategy as the blueprint for achieving our financial goals and delivering long-term stockholder value, and we have several line-of-sight EDGE initiatives that we believe will contribute to our continued success in 2025 and beyond.
I appreciate your investment in Knife River, and I look forward to visiting with you on May 22, 2025.

Sincerely,

Brian R. Gray
President and Chief Executive Officer

Knife River Corporation Proxy Statement

1150 West Century Avenue; P.O. Box 5568,
Bismarck, North Dakota, 58506-5568
(701) 530-1400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 22, 2025

April 7, 2025
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the annual meeting) of Knife River Corporation (the company) will be held on Thursday, May 22, 2025, at 10:00 a.m. Central Daylight Saving Time. The annual meeting will be held entirely online live via audio webcast. You will be able to attend and participate in the annual meeting online by visiting www.virtualshareholdermeeting.com/KNF2025, where you will be able to listen to the annual meeting live, submit questions, and vote. After carefully considering the format of the annual meeting, the board of directors (the board) concluded to hold the annual meeting exclusively online live via audio webcast. The board believes the virtual annual meeting offers the same participation opportunities as an in-person annual meeting. In addition, the board believes the virtual annual meeting format allows the company to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, the company plans to hold the annual meeting by means of remote communications only.
The annual meeting will be held for the following purposes:

Items of Business	1.	Election of three Class II directors;
	2.	Advisory vote to approve the compensation paid to the company’s named executive officers;
	3.	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2025;
	4.	Amendment and restatement of the company’s amended and restated certificate of incorporation to eliminate the supermajority voting requirements; and
	5.	Transaction of any other business that may properly come before the annual meeting or any adjournment(s) thereof.

Record Date
The board has set the close of business on March 28, 2025, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the annual meeting and any adjournment(s) thereof.

Annual Meeting Attendance
All stockholders, as of the record date of March 28, 2025, are cordially invited to attend the annual meeting. Whether or not you plan to attend the annual meeting online, please vote your shares as instructed in the Notice of Availability of Proxy Materials (Notice), over the Internet, or by telephone after your receipt of hard copies of the proxy materials, as promptly as possible. You may also request a paper Proxy Card, which will include a postage-paid envelope, to submit your vote by mail, as described in the Notice. You may also vote your shares online and submit your questions during the annual meeting. Instructions on how to vote while participating at the annual meeting live via the Internet are posted at www.virtualshareholdermeeting.com/KNF2025 and can be found in the Proxy Statement in the section entitled “Information About the Annual Meeting - How to Attend and Vote at the Annual Meeting.” Stockholders of record who attend the annual meeting online may withdraw their proxy and vote online at the annual meeting if they so desire.

Proxy Materials
This Proxy Statement will first be sent to stockholders requesting written materials on or about April 7, 2025. The Notice will also be sent to certain stockholders on or about April 7, 2025. The Notice contains basic information about the annual meeting and instructions on how to view the company’s proxy materials and vote online.

Knife River Corporation Proxy Statement

The list of stockholders entitled to vote at the annual meeting will be available for examination 10 days prior to the annual meeting at the company’s principal executive office, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568.

By order of the Board of Directors,

Karl A. Liepitz
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 22, 2025.
The 2025 Notice of Annual Meeting and Proxy Statement and 2024 Annual Report to Stockholders are available at www.knfproxy.com.

Knife River Corporation Proxy Statement

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY		EXECUTIVE COMPENSATION (continued)
Annual Meeting Information	1	Summary Compensation Table	61
Company Overview	3	Grants of Plan-Based Awards	63
Business Performance Highlights	3	Outstanding Equity Awards at Fiscal Year-End	65
Corporate Governance Practices	5	Option Exercises and Stock Vested	66
Compensation Highlights	6	Pension Benefits	66
Sustainability Highlights	7	Nonqualified Deferred Compensation	68
BOARD OF DIRECTORS		Potential Payments upon Termination or
Item 1. Election of Directors	12	Change of Control	69
Director Nominees	14	CEO Pay Ratio Disclosure	74
Board Composition and Effectiveness	21	Pay Versus Performance	75
Board Skills and Characteristics	22	AUDIT MATTERS
CORPORATE GOVERNANCE		Item 3. Ratification of the Appointment of
Director Independence	25	Deloitte & Touche LLP as the Company’s Independent
Oversight of Sustainability	25	Registered Public Accounting Firm for 2025	79
Stockholder Engagement	27	Annual Evaluation and Selection of Deloitte &
Stockholder Communications with the Board	28	Touche LLP	79
Board Leadership Structure	28	Audit Fees and Non-Audit Fees	80
Board’s Role in Risk Oversight	28	Policy on Audit Committee Pre-Approval of Audit
Board Meetings and Committees	30	and Permissible Non-Audit Services	81
Additional Governance Features	33	Audit Committee Report	82
Corporate Governance Materials	36	OTHER MATTERS
Related Person Transaction Disclosure	36	Item 4. Amendment and Restatement of the Company’s
COMPENSATION OF NON-EMPLOYEE DIRECTORS		Amended and Restated Certificate of Incorporation to
Director Compensation	38	Eliminate the Supermajority Voting Requirements	83
SECURITY OWNERSHIP		INFORMATION ABOUT THE ANNUAL MEETING
Security Ownership Table	41	Who Can Vote	85
Stock Hedging and Pledging Policy	41	Notice and Access	85
Greater than 5% Beneficial Owners	42	How to Vote	85
EXECUTIVE COMPENSATION		How to Attend and Vote at the Annual Meeting	86
Item 2. Advisory Vote to Approve the Compensation Paid		Technical Difficulties	87
to the Company’s Named Executive Officers	43	Revoking Your Proxy or Changing Your Vote	87
Information Concerning Executive Officers	44	Discretionary Voting Authority	87
Compensation Discussion and Analysis	45	Voting Standards	88
Executive Summary	45	Proxy Solicitation	89
Compensation Framework	48	Householding of Proxy Materials	89
Compensation for Named Executive Officers	49	Knife River Corporation 401(k) Plan	89
Other Benefits	53	Why Hold a Virtual Annual Meeting	89
Compensation Decision Process	55	Tabulation of Votes	89
Compensation Governance	56	Annual Meeting Results	89
Compensation Committee Report	58	Stockholder Proposals, Director Nominations, and
Compensation Policies and Practices as They Relate		Other Items of Business for 2026 Annual Meeting	90
to Risk Management	59	APPENDIX A	A-1
Executive Compensation Tables	61	APPENDIX B	B-1

Knife River Corporation Proxy Statement

Cautionary information and forward-looking statements. This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (Exchange Act). From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, trends, objectives, goals, strategies, future events, or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, those described in Part I—Item 1A “Risk Factors” in our 2024 Annual Report on Form 10-K (2024 Form 10-K) and subsequent Securities and Exchange Commission (SEC) filings. Caution should be taken not to place undue reliance on any such forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this Proxy Statement.

Knife River Corporation Proxy Statement

PROXY STATEMENT SUMMARY

To assist you in reviewing the 2024 performance of Knife River Corporation (the company, Knife River, we, us or our, formerly known as Knife River Holding Company) and voting your shares, we call your attention to key elements of our 2025 Proxy Statement. The following is only a summary and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting. For more information about these topics, please review the full Proxy Statement and our 2024 Annual Report to Stockholders.
This Proxy Statement will first be sent to stockholders requesting written materials on or about April 7, 2025. The Notice of Availability of Proxy Materials (the Notice) will also be sent to certain stockholders on or about April 7, 2025. The Notice contains basic information about the annual meeting and instructions on how to view the company’s proxy materials and vote online. The board of directors (the board) is furnishing proxy materials to solicit proxies for use at the annual meeting and any adjournment(s) thereof.

Annual Meeting Information

Date and Time	Virtual Location	Record Date

May 22, 2025	www.virtualshareholdermeeting.com/KNF2025	March 28, 2025
10:00 a.m. CDT

Summary of Stockholder Voting Matters
Voting Matters		Board Vote Recommendation	See Page

Item 1.	Election of Three Class II Directors	FOR Each Nominee	12
Item 2.	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR	43
Item 3.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2025	FOR	79
Item 4.	Amendment and Restatement of the Company’s Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirements	FOR	83

Knife River Corporation Proxy Statement 1

Proxy Statement Summary

Who Can Vote
If you held shares of Knife River common stock at the close of business on March 28, 2025, you are entitled to vote at the annual meeting. You are encouraged to vote in advance of the annual meeting using one of the following voting methods.
To attend and participate in the annual meeting, you will need the 16-digit control number included in your Notice or your Proxy Card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker, or other holder of record to obtain your 16-digit control number or otherwise vote through the bank, broker, or other holder of record. Only stockholders with a valid 16-digit control number will be able to attend the annual meeting, ask questions, and vote. The annual meeting webcast will begin promptly at 10:00 a.m. Central Daylight Saving Time. We encourage you to access the annual meeting prior to the start time. Online check-in will begin at 9:45 a.m. Central Daylight Saving Time, and you should allow ample time for the check-in procedures.

How to Vote
Registered Stockholders
If your shares are held directly with our stock registrar, you can vote any one of four ways:
By Internet:	Go to the website shown on the Notice or Proxy Card, if you received one, and follow the instructions.
By Telephone:
Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.
Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 21, 2025.

By Mail:	If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
During the Meeting:
Attend the annual meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/KNF2025. Even if you plan to attend the annual meeting online, we recommend that you also vote by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

Beneficial Stockholders

If you held shares beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”) and do not have a control number, you will receive voting instructions from said bank, broker, or other holder of record. If you do not have a control number, you will be able to attend the annual meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. Even if you plan to attend the annual meeting online, we recommend that you also vote by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

t

2 Knife River Corporation Proxy Statement

Proxy Statement Summary

■	Company Overview
Knife River is an aggregates-led construction materials and contracting services provider in the U.S. The company’s 1.2 billion tons of aggregate reserves provide the foundation for a vertically integrated business strategy, with approximately 37% of our aggregates being used internally to support value-added downstream products (ready-mix concrete and asphalt) and contracting services (heavy-civil construction, asphalt paving, concrete construction, site development and grading services, and in some segments the manufacturing of prestressed concrete products). The company provides construction materials and contracting services for both public and private customers. For the year ended December 31, 2024, approximately 61% of the company’s revenue was derived from construction materials and 39% from contracting services. Knife River is strategically focused on being the provider of choice in mid-size, high-growth markets. The company is committed to continued growth and to delivering for its stakeholders - customers, communities, employees and stockholders - by executing on its four core values: People, Safety, Quality and the Environment.
Through its network of 182 active aggregate sites, 106 ready-mix plants, 51 asphalt plants and 9 liquid asphalt terminals, as of December 31, 2024, Knife River supplies construction materials and contracting services to customers across 14 states. We have broad access to high-quality aggregates in most of our markets, which forms the foundation of our vertically integrated business model. Knife River shares resources, including plants, equipment and people across its various locations to maximize efficiency. Additionally, we transport our products by truck, rail and barge to complete the vertical value chain. Our strategically located aggregate sites, ready-mix plants and asphalt plants, along with our fleet of ready-mix and dump trucks, enables us to better serve our customers. We believe our integrated business model is a strong competitive advantage that provides scale, efficiency and operational excellence for the benefit of customers, stockholders and the broader communities that we serve.
On May 31, 2023, Knife River completed the separation (the Separation) from its former parent company, MDU Resources Group, Inc. (MDU Resources) to became an independent, publicly traded company and its common stock is listed under the symbol KNF on the New York Stock Exchange (NYSE).

■	Business Performance Highlights

Knife River provides construction materials and contracting services across 14 states. We are the fourth-largest producer of sand and gravel in the country, and during our peak season we employ nearly 6,000 people. In 2024, we achieved record revenue, net income, Adjusted EBITDA and Adjusted EBITDA margin, driven by strong business fundamentals and our “Competitive EDGE” strategy for delivering long-term, profitable growth.

Knife River reported full-year 2024 consolidated revenue of $2.9 billion, a 2% increase from the prior-year period. Net income was $201.7 million, up 10% from the prior-year period. Adjusted EBITDA was $463.0 million, an increase of 7% versus the prior-year period, and Adjusted EBITDA margin increased 70 basis points on a year-over-year basis to 16.0% in 2024. Adjusted EBITDA and Adjusted EBITDA margin are considered non-Generally Accepted Accounting Principles (GAAP) financial measures. See “Appendix A” to this Proxy Statement for definitions and reconciliations to the most directly comparable GAAP financial measure.
Helping to drive these results was Knife River’s Competitive EDGE strategy, the company’s plan for increasing Adjusted EBITDA margins and executing on other key initiatives aimed at continued profitable growth. “EDGE” is an acronym for EBITDA Margin Improvement, Discipline, Growth and Excellence.

Knife River Corporation Proxy Statement 3

Proxy Statement Summary
A key part of the Competitive EDGE strategy is optimizing pricing to fully realize the value of the company’s core products – aggregates, ready-mix concrete, asphalt, and liquid asphalt – as well as contracting services. Price increases outpaced costs for the year and positively contributed to gross margins. On the contracting services side, Knife River in 2024 was disciplined on the work we chose to bid, targeting higher-margin projects which increased the contracting services gross margin by 160 basis points. With Quality as a core value, the company continues to emphasize quality over quantity in our performance, highlighting opportunities for ongoing margin improvement.
Knife River’s end markets include public-sector and private-sector customers. For 2024, public work accounted for approximately 83% of our contracting services revenues. The company continued to benefit from infrastructure funding in the form of federal, state and local initiatives, including the Infrastructure Investment and Jobs Act, the Inflation Reduction Act and the American Rescue Plan Act, as well as dedicated state-level funding in 12 of the 14 states where Knife River operates. As of November 2024, approximately 43 percent of the Infrastructure Investment and Jobs Act’s $1.2 trillion in formula funding had yet to be obligated to projects in our market areas.
Knife River had success in other areas of our EDGE strategy, as well. In 2024, we invested $131.0 million to close on six acquisitions. These acquisitions include aggregate-specific purchases in key markets and expanding our ready-mix and liquid asphalt operations. In November 2024, we purchased the business of Albina Asphalt, which has operations in Washington, Oregon and California, expanding the footprint of our high-margin liquid asphalt materials product line. And in March 2025, we acquired Strata Corporation, a leading construction materials and contracting services provider in North Dakota and northwestern Minnesota.

As of December 31, 2024, Knife River produced aggregates from 182 sites across 11 states

4 Knife River Corporation Proxy Statement

Proxy Statement Summary

■	Corporate Governance Practices

Knife River is committed to strong corporate governance aligned with stockholder interests. The board, through its nominating and governance committee, regularly monitors leading practices in governance and plans to continue to adopt measures that it determines are in the best interests of the company and its stockholders. The following highlights the company’s corporate governance practices and policies. See the sections entitled “Corporate Governance” and “Executive Compensation” for more information on the following:

✓	Structure in Place to Fully Declassify Board at the 2027 Annual Meeting	✓	All Directors are Independent Other Than Our CEO
✓	Majority Voting for Directors in Uncontested Elections	✓	Executive Sessions of Independent Directors at Every Regularly Scheduled Board Meeting
✓	No Shareholder Rights Plan	✓	Standing Committees Consist Entirely of Independent Directors
✓	Succession Planning and Implementation Process	✓	Stock Ownership Requirements for Directors and Executive Officers
✓	Separate Board Chair and CEO	✓	Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers
✓	Active Investor Outreach Program	✓	No Related Party Transactions by Our Directors or Executive Officers
✓	Annual Board and Committee Self-Evaluations	✓	Compensation Recovery/Clawback Policy
✓	Risk Oversight by Full Board and Committees	✓	Annual Advisory Approval on Executive Compensation
✓	Environmental and Social Oversight by Full Board and Committees	✓	Mandatory Retirement Policy for Directors
✓	Proxy Access for Stockholders	✓	Directors May Not Serve on More Than Three Public Boards Including the Company’s Board
✓	One Class of Stock	✓	Diverse Board in Terms of Gender, Race, Experience, Skills and Tenure
✓	Comprehensive Board Refreshment Process	✓	Executive Officers May Not Serve on More Than One Other Public Company Board
✓	Included a Board Proposal in this Proxy Statement to Eliminate the Supermajority Voting Requirements in our Amended and Restated Certificate of Incorporation	✓	Change in Control Severance Plan with Double Trigger Vesting

Knife River Corporation Proxy Statement 5

Proxy Statement Summary
Director Nominees
The board recommends a vote FOR the election of each of the following Class II director nominees. Additional information about each director’s background and experience, including those directors not up for election this year, can be found in the section entitled “Election of Directors.”

Name	Age	Director Since	Primary Occupation	Board Committees

Patricia Chiodo	59	2024	Former Chief Financial Officer of Verra Mobility Corporation	• Audit • Compensation
Patricia L. Moss	71	2023	Former President and Chief Executive Officer of Cascade Bancorp	• Audit (Chair) • Compensation
William J. Sandbrook	67	2023	Former President and Chief Executive Officer of U.S. Concrete, Inc.	• Audit • Nominating and Governance (Chair)

■	Compensation Highlights

The company’s executive compensation program is based on providing market competitive compensation opportunities to attract top talent focused on achievement of short and long-term business results. Our compensation program is structured to align compensation with the company’s financial performance as a substantial portion of our executive compensation and is directly linked to performance-based incentive awards. Our compensation practices are designed to ensure alignment between the interests of stockholders and our executives as well as effective compensation governance.

■For 2024, over 80% of our chief executive officer’s target compensation and approximately 70% of our other named executive officers’ target compensation was at risk.
■For 2024, 100% of our named executive officers’ annual cash incentive and 65% of their long-term incentive are performance-based and tied to performance against pre-established, specific, measurable goals. Time-vesting restricted stock units (RSUs) represent 35% of our named executive officers’ long-term incentive and require the executive to remain employed with the company through the vesting period.

6 Knife River Corporation Proxy Statement

Proxy Statement Summary

2024 Named Executive Officers Target Pay

■	Sustainability Highlights

Knife River is a leading construction materials and contracting services provider in the U.S. We manage our business with a long-term view toward sustainable operations, focusing on how economic, environmental and social impacts help the company support a strong and sustainable national infrastructure. We integrate sustainability efforts into our business strategy because we believe these efforts directly affect long-term business viability and profitability. Our focus on sustainability helps ensure we are a good corporate citizen while creating opportunities to increase revenues and profitability, create a competitive advantage and attract a skilled workforce. Highlights of our enhanced efforts and achievements in the past year are set forth below. For additional information on our sustainability efforts, see our Sustainability Report on our website, which is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Reporting Frameworks
We report sustainability metrics relevant and important to our operations using frameworks developed by the Sustainability Accounting Standards Board (SASB) and we continue to incorporate guidance from the Task Force on Climate-Related Financial Disclosures (TCFD) into our reporting.

Knife River Corporation Proxy Statement 7

Proxy Statement Summary

Governance of Environmental and Social Responsibility
Knife River is committed to strong corporate governance practices in all areas, including governance of environmental and social responsibility. For more information on the company’s governance practices and policies, see the “Corporate Governance” section in this Proxy Statement. Below is an overview of our governance practices related to the oversight of environmental and social responsibility:

Board of Directors
The board is ultimately responsible for the oversight of environmental, health, safety, and other social sustainability matters applicable to the company.
↓
Audit Committee of the Board	Compensation Committee of the Board
The audit committee assists the board in fulfilling its oversight responsibilities with respect to environmental, social, and other sustainability matters, including climate change risks and opportunities, health, safety, and other social sustainability matters.
The compensation committee assists the board in fulfilling its oversight responsibilities with respect to human capital management matters.
↓
Management Policy Committee
The management policy committee is comprised of company executive officers. The committee meets monthly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, safety, and other social sustainability matters.

↓
Executive Sustainability Committee
The executive sustainability committee is comprised of corporate and business segment senior leadership and supports execution of the company’s environmental and sustainability strategy and establishes, maintains, and enhances the processes, procedures, and controls for the company’s environmental and sustainability disclosures.

8 Knife River Corporation Proxy Statement

Proxy Statement Summary

Environmental Stewardship
Environmental stewardship is a core value at Knife River. Having a sound, stable environment is critical to continuing our business.
Our three primary environmental goals are to:
•Minimize waste and maximize resources.
•Be a good steward of the environment while providing high-quality and competitively priced products and services.
•Meet or exceed all applicable environmental laws, regulations and permit requirements.
Knife River’s commitment to operating in an environmentally responsible manner is reviewed and encouraged through several measures, including oversight by professional environmental staff with reporting and accountability to regional operations leaders, regular review of environmental and sustainability disclosures by the executive sustainability committee, thorough audits of operating activities and thorough property reviews during due diligence on potential acquisitions.
■Carbon Footprint. With a baseline of scope 1 and scope 2 carbon emissions established, we continue to evaluate opportunities to improve our carbon emissions intensity.
■Climate-Related Risks and Opportunities. We continue our efforts to document our climate-related risks and opportunities through frameworks relevant to our business and stakeholders, such as those suggested by the TCFD guidance. For more information on our climate-related risks and opportunities, see our Sustainability Report.
■Environmental Recognition.

■Environment Award. Environmental stewardship is one of Knife River’s core values. Each year, our Environment Award recognizes individuals or teams of employees for projects and activities that advance Knife River’s sustainability efforts and/or progress in reducing and minimizing environmental impacts.

■Renewable Diesel. Since 2021, Knife River has utilized renewable diesel fuel in its on-road and off-road fleets. Engine performance, engine maintenance and fuel efficiency results have been positive. Renewable diesel accounted for approximately 33% of our total diesel fuel consumption in 2024.
■Water Management. Knife River uses water to produce aggregates and concrete. All water recovered while washing materials is captured and reused in the washing process. Knife River strives to reuse as much captured wash water and storm water as feasible.
■Warm-Mix Asphalt. Knife River produces and places warm-mix asphalt in applications where warm-mix asphalt is allowed. Warm-mix asphalt is produced at cooler temperatures than traditional hot-mix asphalt methods, which reduces the amount of fuel needed in the production process, thereby reducing emissions and fumes.
■Recycling. Knife River continues its long-standing practice of recycling and reusing building materials. Recycling conserves natural resources, uses less energy, reduces waste disposal at local landfills, and ultimately costs less for our customers. Knife River recycles or reuses asphalt pavement, refined fuel oil, demolition concrete, returned concrete at ready-mix plants, fly ash, slag, silica fume and other cement-replacement materials, and dimension stone reject material.

Knife River Corporation Proxy Statement 9

Proxy Statement Summary

Social Responsibility
Knife River understands that it operates at the discretion of various stakeholders, including customers, stockholders, employees, lawmakers and the communities where we do business. It is these stakeholders who allow us to conduct our business and are vital to our success. Knife River remains committed to maintaining the trust of these stakeholders by operating with integrity and being a good corporate citizen. Below are highlights of our social responsibility programs relating to our employees, stockholders, communities and customers.
■Our Team. At the core of building strong communities and a strong national infrastructure is building a strong workforce. At Knife River, our People First philosophy focuses on safety and integrity and a commitment to training and developing our team. Our team included nearly 4,800 employees across its 14 states of operations as of December 31, 2024. Our number of employees peaked in the third quarter at just over 5,900. Our Employer Information Report EEO-1 is available on our website at www.kniferiver.com/how-we-do-it. The information on our website is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.
■Safety. We are committed to safety and health in the workplace. To ensure safe work environments, the company adheres to the “3 Ts” of safety: Tools, Training and Time. Knife River provides the proper tools for each task, training on that task, and the time to perform the task safely. We have policies and training that support safety in the workplace, including training on safety matters through classroom and toolbox meetings on job sites. We adhere to these key principles regarding safety:
–All injuries can be prevented.
–Working safely is a condition of employment for all employees.
–Management must demonstrate leadership in preventing injuries by providing a safe work environment, adequate resources, performance incentives and appropriate follow-up on any unsafe conditions or actions.
–All employees are responsible for preventing injuries to themselves and others.
–All operating exposures can be safeguarded or controlled.
–Training employees to work safely is essential.
–Preventing personal injuries and property damage is good business.
Knife River has a goal of zero workplace injuries. We have developed our safety culture, programs and training as appropriate for the construction materials and contracting services industries, and the types of operations we perform. As a core value, we are continuously striving to improve and implement strategies to enhance our safety objectives.
■People First. Knife River is a people-first company and that means all people. We have implemented the philosophy that we are One Team: Stronger Together. Our “One Team” statement: “We treat each other with respect and professionalism. We embrace the backgrounds and viewpoints of our team members. And we continue learning from each other to keep improving. We are one team and we are stronger together.”
■Building People. Building a strong workforce begins with employee recruitment. We use a variety of means to recruit new employees for open positions, including posting on our website, employee referrals, union workforce, direct recruitment, advertising, social media, career fairs, partnerships with colleges and technical schools, job service organizations, and associations connected with a variety of professions. We also utilize internship programs to introduce individuals to our business operations and provide a possible source of future employees. Building a strong workforce also requires developing employees in their current positions and for future advancement. Knife River provides opportunities for advancement through job mobility, succession planning, education advancement assistance, and promotions both within and between business segments. We provide employees the opportunity to further develop and grow through various forms of training, mentorship programs, and internship programs.

10 Knife River Corporation Proxy Statement

Proxy Statement Summary

■Knife River Training Center. Knife River is actively engaged in attracting, training and retaining the next generation of construction-industry employees. The state-of-the-art Knife River Training Center is used company-wide to enhance the skills of current employees and to recruit and teach skills to new employees through both classroom education and hands-on experience. It also is used by Knife River’s customers and industry peers, who send employees to the center to take courses on heavy equipment, truck driving, leadership development, facilitator training, safety training and more. In 2024, the training center hosted approximately 15,000 users for various trainings, classes, meetings and events, including an estimated 2,300 youth and educators. The training center plays a critical role in Knife River’s workforce remaining sustainable and contributes to showcasing construction as a career of choice.

■Ethics Reporting. Knife River employees are encouraged to ask questions or report concerns to their supervisor. If employees have concerns that something may be unethical or illegal within the company, they are encouraged to report their concerns to a human resources representative, a company executive, or the compliance officer. For those wishing to remain anonymous, Knife River also has an anonymous reporting hotline. Employees, customers, and other stakeholders can report confidentially and anonymously through this third-party telephone and internet-based reporting system any concerns about possible unethical or illegal activities. Reports are carefully considered and investigated. Summaries of the reports and investigative results are provided to the audit committee of the board.
■Vendor Code of Conduct. Knife River has a Vendor Code of Conduct that outlines our expectations of vendors, including ethical business practices, workplace safety, environmental stewardship and compliance with applicable laws and regulations.
■Our Stockholders. Knife River management is committed to acting in the best interest of the corporation, protecting its assets, and serving the long-term interests of the company’s stockholders. This includes protecting our tangible interests, such as property and equipment as well as intangible assets, such as our reputation, information, and intellectual property. For information on our stockholder outreach program, see “Stockholder Engagement” in the section entitled “Corporate Governance” of this Proxy Statement.
■Our Communities. Knife River believes that building strong communities includes being directly involved in their betterment. Whether providing construction materials or contracting services to strengthen our local infrastructure, or providing contributions to local charitable causes, we aim to strengthen the communities where our team members live and work. In addition to in-kind contributions and volunteer resources, we support projects and programs that help make the lives of people in our communities safer, more successful and more resilient. We focus our charitable giving in three key areas: Youth/Education; Military Veterans; and Community Improvement.
■Our Customers. Our mission is to be the supplier of choice in providing high-quality construction materials and services with excellent customer service that benefits our customers and builds strong communities. Our successful relationships with customers require that we provide quality products and services competently and efficiently and treat customers with courtesy. We make many commitments to customers about the availability, quality and price of our products and services. Each employee is expected to ensure that Knife River lives up to these promises, including maintaining open communication with customers and responding promptly to inquiries, requests and complaints. As part of our Code of Conduct, we will compete in business only by lawful and ethical means.

Knife River Corporation Proxy Statement 11

BOARD OF DIRECTORS

ITEM 1. ELECTION OF DIRECTORS
The board currently consists of seven directors divided into three classes, as nearly equal in number as reasonably possible.
Under our amended and restated bylaws (our bylaws) and amended and restated certificate of incorporation, until the annual meeting of stockholders in 2027, our board will be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors.
The directors designated as Class II directors have terms expiring at the annual meeting and are up for re-election at the annual meeting for a two-year term to expire at the 2027 annual meeting of stockholders. The directors designated as Class III directors have terms expiring at the 2026 annual meeting of stockholders and will be up for re-election at that meeting for a one-year term to expire at the 2027 annual meeting of stockholders. The directors designated as Class I directors have terms expiring at the 2027 annual meeting.
Commencing with the 2027 annual meeting of stockholders, the board will no longer be classified, and all directors will be elected annually and for a term of office to expire at the next succeeding annual meeting of stockholders.
The current members of the classes are divided as follows:

Class II terms expire at the 2025 annual meeting:
Patricia Chiodo
Patricia L. Moss
William J. Sandbrook
Class III terms expire at the 2026 annual meeting:
Karen B. Fagg
Brian R. Gray
Class I terms expire at the 2027 annual meeting:
German Carmona Alvarez
Thomas W. Hill
The number of directors may be fixed by resolution adopted from time to time by the board. Any vacancies or newly created directorships may be filled only by the affirmative vote of a majority of directors then in office, even if less than a quorum, or by a sole remaining director. Each director shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation, removal, retirement or disqualification.

12 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
The board has affirmatively determined each director nominee is independent in accordance with SEC and NYSE rules, our governance guidelines, and our bylaws. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he or she is or was to be selected as a director or officer of our company. There are no family relationships among our executive officers and directors.
Our bylaws provide for a majority voting standard for the election of directors. See “Additional Information - Majority Voting” below for further detail.
Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director, if elected. We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. If a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the board as a substitute or the board may choose to reduce the number of directors.
Information about each director nominee’s share ownership is presented under “Security Ownership.”
The shares represented by the proxies received will be voted for the election of each of the three Class II director nominees named below unless you indicate in the proxy that your vote should be cast against any or each of the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until his or her earlier death, resignation, removal, retirement or disqualification. Cumulative voting in the election of directors is not permitted and a stockholder cannot vote for more than three nominees.
The three nominees for election to the board as Class II directors at the annual meeting, each proposed by the board upon recommendation of the nominating and governance committee, are listed below with brief biographies, along with brief biographies of those directors not up for election this year. The nominees’ and continuing directors’ ages are current as of December 31, 2024.

The board of directors recommends that the stockholders vote “FOR” the election of each nominee.
Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.
A nominee for director will be elected if the number of shares voted “FOR” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election. Abstentions will have no effect on this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

Knife River Corporation Proxy Statement 13

Board of Directors: Item 1. Election of Directors
Director Nominees
Class II Directors with Terms Expiring at the 2025 Annual Meeting

Patricia Chiodo

Age:	Independent Director Since:	Committees:
59	2024	Audit
		Compensation

Key Contributions to the Board:
With substantial experience in both public and private companies, Ms. Chiodo contributes financial acumen and operational understanding in mergers and acquisitions, corporate strategy, risk management, financial reporting, capital markets, and investor relations. Ms. Chiodo also provides insight on employee recruitment and development, and compensation.

Professional Highlights
•Chief financial officer of Verra Mobility Corporation, a publicly traded smart mobility technology solutions and services company, from June 2015 to July 2022.
•Co-president and chief financial officer of Origami Owl, LLC, a custom jewelry company, from September 2013 to April 2015.
•Chief financial officer and senior vice president of RSC Holdings, Inc., formerly a publicly traded construction and industrial equipment rental company, from October 2010 to April 2012; vice president and controller from April 2005 to August 2010; and assistant controller from 2002 to April 2005.
Other Experience:
•Director of UNS Energy Corporation, a vertically integrated utility services holding company, since February 2022, and chair of the audit committee since July 2024.
•Director of Embark Technology, Inc., formerly a publicly traded autonomous trucking software company, from September 2021 to August 2023, including chair of the audit committee and a member of the compensation committee.
•Director of the advisory board of The Crosby Group, a lifting and rigging equipment company, from June 2019 to January 2023, including a member of the audit committee.
•Director of Acme Lift Company, LLC, a wholesale rental equipment company, from March 2013 to March 2015.

14 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors

Patricia L. Moss

Age:	Independent Director Since:	Committees:
71	2023	Audit (Chair)
		Compensation

Key Contributions to the Board:
With substantial experience in the finance and banking industry, including service on the boards of public banking and investment companies, Ms. Moss contributes broad knowledge of finance, business development, human resources, and compliance oversight, as well as public company governance to the board. Through her business experience and knowledge of the Pacific Northwest, Ms. Moss also provides insight on state, local, and regional economic and political issues where a significant portion of our operations and employees are located.

Professional Highlights
•President and chief executive officer of Cascade Bancorp, a financial holding company, from 1998 to January 2012; chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, from 1998 to January 2012, serving also as president from 1998 to 2003; and chief operating officer, chief financial officer and secretary of Cascade Bancorp from 1987 to 1998.
Other Experience:
•Former director of publicly traded MDU Resources, an energy delivery and construction services business, from November 2003 until May 2023.
•Vice chair of the Oregon Investment Council, which oversees the investment and allocation of all state of Oregon trust funds, from December 2018 to March 2021, including a member of the investment committee.
•Director of First Interstate BancSystem, Inc., a publicly traded financial services holding company, since May 2017, including a member of the compensation and human capital committee, and the governance and nominating committee.
•Director of Cascade Bancorp and Bank of the Cascades from 1993, and vice chair from January 2012 until May 2017, when Cascade Bancorp merged into First Interstate BancSystem, Inc., and became First Interstate Bank.
•Chair of the Bank of the Cascades Foundation Inc. from 2014 to July 2018; co-chair of the Oregon Growth Board, a state board created to improve access to capital and create private-public partnerships, from May 2012 through December 2018.
•A former member of the Board of Trustees for the Aquila Group of Funds, whose core business is mutual fund management and provision of investment strategies to fund shareholders, from January 2002 to May 2005 (one fund) and from June 2015 to 2024 (three funds).
•Former director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses in Oregon; the Oregon Business Council, with a mission to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial, and hardwood products; and Clear Choice Health Plans Inc., a multi-state insurance company.
Other Current Public Boards:
•First Interstate BancSystem, Inc.

Knife River Corporation Proxy Statement 15

Board of Directors: Item 1. Election of Directors

William J. Sandbrook

Age:	Independent Director Since:	Committees:
67	2023	Audit
		Nominating and Governance (Chair)

Key Contributions to the Board:
With over 30 years of experience in mining, building materials, construction industries, and public companies, Mr. Sandbrook brings critical knowledge of the construction materials and contracting industry to the board. Mr. Sandbrook also contributes strong business leadership and management capabilities and insights through his various roles as CEO.

Professional Highlights
•President of U.S. Concrete, Inc., formerly a publicly traded construction materials supplier, from August 2011 to April 2019; CEO and director from August 2011 to April 2020; director from April 2020 to May 2021; chairman of its board of directors from May 2018 to April 2020; and vice chairman from September 2017 to May 2018.
•Chief executive officer of Oldcastle Inc.’s Products and Distribution Group, an integrated supplier of construction materials and services, from June 2008 to August 2011; chief executive officer of Oldcastle’s Architectural Products Group, responsible for Oldcastle’s U.S. and Canadian operations, as well as CRH plc’s business in South America, from 2006 to June 2008; and president of Oldcastle Materials West Division from 2003 to 2006.
•Chairman and Co-CEO of Andretti Acquisition Corp., formerly a publicly traded special purpose acquisition company, from January 2022 to April 2024.
•Executive chairman and chairman of the board of Andretti Acquisition Corp. II, a publicly traded special purpose acquisition company, since September 2024.[1]
Other Experience:
•Director of Comfort Systems USA, Inc., a publicly traded mechanical, electrical, and plumbing services provider, since April 2018, where he previously served as a member of the audit committee, and currently serves as a member of the compensation and human capital and nominating, governance and sustainability committees.
•Chair of the National Ready Mixed Concrete Association, an industry association, from March 2019 to March 2020. Mr. Sandbrook was awarded the William B. Allen award from the National Ready Mixed Concrete Association in March 2018 in recognition of his commitment to the concrete industry.
•Inducted to the Pit & Quarry Hall of Fame in 2018, which recognizes individuals who have made significant contributions to the aggregate industry.
Other Current Public Boards:
•Comfort Systems USA, Inc.
•Andretti Acquisition Corp. II (a special purpose acquisition company)

1 Mr. Sandbrook serves as executive chairman and chairman of the board of Andretti Acquisition Corp. II, a special purpose acquisition company (SPAC). Our board does not consider Mr. Sandbrook to be an executive officer of a publicly-traded company given that his service as executive chairman of a SPAC does not require the same time commitment as being an executive officer of a typical publicly-traded company.

16 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
Directors Continuing in Office
Class III Directors with Terms Expiring at the 2026 Annual Meeting

Karen B. Fagg

Age:	Independent Director Since:	Committees:
71	2023	Chair of the Board
		Nominating and Governance

Key Contributions to the Board:
Through her management experience and knowledge in the fields of engineering, environment, and energy resource development, including four years as director of the Montana Department of Natural Resources and Conservation and over eight years as president, chief executive officer, and chair of her own transportation and water resources engineering services company, Ms. Fagg contributes experience in responsible natural resource development with an informed perspective of the construction, engineering, and energy industries. She also provides insights on executive leadership, managing enterprise risks, workforce management, and succession planning.

Professional Highlights
•Vice president of DOWL LLC, dba DOWL HKM, an engineering and design firm, from April 2008 until her retirement in December 2011.
•President of HKM Engineering, Inc., an engineering and environmental services firm, from April 1995 to June 2000, and chair, chief executive officer, and majority owner from June 2000 through March 2008. HKM Engineering, Inc. merged with DOWL LLC in April 2008.
•Employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988, and vice president of operations and corporate development director from 1993 to April 1995.
•Director of the Montana Department of Natural Resources and Conservation, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources from 1989 through 1992.
Other Experience:
•Former director of publicly traded MDU Resources, an energy delivery and construction services business, from November 2005 until May 2023.
•Director and member of the quality committee of the Intermountain Health Peaks Region Board, a health care provider, since January 2023.
•Director and finance committee chair of the Montana State Fund, the state’s largest workers’ compensation insurance company, from March 2021 to present; Director of SCL Health Montana Regional Board from January 2020 to present, including a term as chair; and member of Carroll College Board of Trustees from 2005 through 2010, and a member of the executive committee from August 2019 through June 2022.
•Former member of several regional, state, and community boards, including director of St. Vincent’s Healthcare from October 2003 to October 2009 and January 2016 through January 2020, including a term as chair; director of the Billings Catholic Schools Board from December 2011 through December 2018, including a term as chair; the First Interstate BancSystem Foundation from June 2013 to 2016; the Montana Justice Foundation from 2013 to 2015; Montana Board of Investments from 2002 through 2006; Montana State University’s Advanced Technology Park from 2001 to 2005; and Deaconess Billings Clinic Health System from 1994 to 2002.

Knife River Corporation Proxy Statement 17

Board of Directors: Item 1. Election of Directors

Brian R. Gray

Age:	Director Since:
54	2023
President and Chief Executive Officer

Key Contributions to the Board:
Serving as president and chief executive officer of Knife River Corporation since 2023, Mr. Gray is the only officer of the company that serves on our board. With over 30 years of experience at the company, he brings industry experience to the board, as well as extensive knowledge of our company and its business operations. He contributes valuable insight into management’s views and perspectives and the day-to-day operations of the company.

Professional Highlights
•President of the company since March 2023 and chief executive officer since May 2023. Mr. Gray led the implementation of Knife River’s EDGE strategy - the company’s plan for driving long-term, profitable growth - and continues to lead the execution of the strategy. As CEO, Mr. Gray champions the company’s four core values: People, Safety, Quality and the Environment, and has been instrumental in applying those values to the company’s sustainable business practices.
•Region president of the company’s Northwest segment from January 2012 to December 2022, where he led the acquisition of eight companies and was influential in the development of the Knife River Training Center and corporate-wide safety, training and sustainability programs. Mr. Gray also established the company’s coaching clinic, its “Life at Knife” recruiting effort and the expansion of its Training and Development department.
Other Experience:
•Member of the board of directors of the National Ready Mixed Concrete Association, an industry association, since March 2022; member of the board of directors from March 2018 to March 2021; member of the executive committee for one-year terms from 2020 to 2021, 2022 to 2023, and a new term for 2024 to 2025.
•Member of the board of directors of Oregon State University’s Construction Education Foundation from 2012 to present; president for a one-year term in 2022; and vice president for a one-year term in 2020. Mr. Gray was inducted as a member of the academy of distinguished engineers and was the recipient of the Oregon Stater Award in 2022, which recognizes alumni who have a profound impact on the engineering profession.
•Member of the board of directors of the Associated General Contractors Oregon-Columbia chapter, an industry association, since 2007; president from 2017 to 2018; first vice president from 2016 to 2017; second vice president from 2015 to 2016; and secretary from 2014 to 2015.

18 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
Class I Directors with Terms Expiring at the 2027 Annual Meeting

German Carmona Alvarez

Age:	Independent Director Since:	Committees:
56	2023	Audit
		Compensation (Chair)

Key Contributions to the Board:
With over 30 years of global experience managing financial statements and functional areas and 15 years of global experience in the building materials industry, Mr. Carmona Alvarez brings broad industry expertise to the board. Mr. Carmona Alvarez also contributes experience and expertise in human capital management, digital and information technology, finance, and mergers and acquisitions.

Professional Highlights
•Global president of digital consulting of Wood PLC, Aberdeen, United Kingdom, a consulting and engineering company, since January 2023, and global president of applied intelligence from August 2021 through December 2022. Director of Wood PLC USA, Houston, Texas, the United States affiliate of Wood PLC, since 2022.
•Senior vice president and global digital practice leader of NEORIS, a technology and digital strategy consulting firm with presence in 27 countries focusing on the design strategy and execution of agile digital transformation programs, from March 2019 to July 2021.
•Executive vice president of finance, information technology and shared services of CEMEX Inc., a global building materials company from 2016 to 2019; senior vice president of continuous improvement and commercial strategy from 2014 to 2016; senior vice president of aggregates and mining resources from 2012 to 2014; global vice president of organization, compensation and benefits from 2009 to 2012; global vice president of human resources planning and development from 2006 to 2009; corporate vice president of human capital from 2004 to 2006.
•Senior principal of strategy and transformation of The Boston Consulting Group, a general management consulting firm that practices in business strategy, from 2000 to 2004.
Other Experience:
•Former director of publicly traded MDU Resources, an energy delivery and construction services business, from November 2022 until May 2023.
•Former board chair of Strata.ai, a strategy and venture building firm focused on decision science, artificial intelligence and augmented reality, from 2020 to 2022.
•Former board of trustees of ITESM/Tec Milenio, a private institution of higher education, from 2010 to 2017.

Knife River Corporation Proxy Statement 19

Board of Directors: Item 1. Election of Directors

Thomas W. Hill

Age:	Independent Director Since:	Committees:
68	2024	Compensation
		Nominating and Governance

Key Contributions to the Board:
With over 40 years of experience in aggregate, asphalt, cement, and ready-mix, Mr. Hill brings strong business leadership, supports disciplined and strategic growth, and has extensive experience in capital markets and capital allocation strategy. Mr. Hill also contributes experience in corporate governance, overseeing enterprise risk management, and employee recruitment and engagement.

Professional Highlights
•Founder of Summit Materials, Inc., formerly a publicly traded integrated supplier of construction materials; president and chief executive officer, including a member of the board of directors from August 2009 to September 2020; senior advisor from September 2020 to December 31, 2020; and served as a consultant from January 2021 to July 2023.
•Chief executive officer of Oldcastle, Inc., an integrated supplier of construction materials and services, from July 2006 to July 2008; chief executive officer of the materials division, Oldcastle Materials, Inc., from January 2000 to July 2006; and president from 1991 to January 2000.
Other Experience:
•Former director of CRH plc, an integrated supplier of aggregates, cement, asphalt, ready-mixed concrete, and paving and construction services, Dublin, Ireland, from 2002 to June 2008.
•Research and consulting services to Firstlight Management, LP, an investment fund, from June 2022 to February 2024.
•Former treasurer of the National Asphalt Pavement Association, the National Stone Association (now National Stone, Sand and Gravel Association), and the American Road and Transportation Builders Association, including chair from 2002 to 2004, all industry associations.
•Inducted to the Pit & Quarry Hall of Fame in 2024, which recognizes individuals who have made significant contributions to the aggregate industry.

20 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors
Additional Information - Majority Voting
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.
Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:
•Receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders; and
•Acceptance of such resignation by the board.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting. Following the board’s decision, we will promptly publicly disclose the board’s decision in a Form 8-K filed with the SEC. To the extent that one or more directors’ resignations are accepted by the board, the nominating and governance committee will recommend to the board whether to fill such vacancy or vacancies or to reduce the size of the board.
Board Composition and Effectiveness
Director Qualifications, Skills, and Experience
In making its nominations, the nominating and governance committee assesses each director nominee by a number of key characteristics, including character, professional achievements, background in publicly traded companies, independence, and willingness to commit the time needed to satisfy the requirements of board and committee membership. Director nominees are chosen to serve on the board based on their qualifications, skills, and experience, as discussed in their biographies, and how those characteristics supplement the resources and talent on the board and serve the current needs of the board and the company.
In addition to ensuring each director has the requisite skills and qualifications, the nominating and governance committee assesses a number of key characteristics, including gender, ethnic background, geographic area of residence, skills, and professional experience. The nominating and governance committee has no formal policy regarding diversity in identifying or recommending director nominees and the board does not make decisions based on any of these criteria in isolation.
The nominating and governance committee believes that diversity of tenure and age further contributes to the overall functioning of the board. The board does not have term limits on the length of a director’s service. As set forth in our corporate governance guidelines, directors are not eligible to be nominated or appointed to the board if they are 74 years or older at the time of the election or appointment, although the board may nominate candidates that are 74 years old, or over the age of 74, for election or re-election for what it considers special circumstances, which exceptions the board believes should be rare.

Knife River Corporation Proxy Statement 21

Board of Directors: Item 1. Election of Directors
Board Skills and Characteristics

	Carmona Alvarez	Chiodo	Fagg	Gray	Hill	Moss	Sandbrook
Skills & Expertise

EXECUTIVE LEADERSHIP Served in a significant leadership position, including CEO, CFO or other senior executive, with an understanding of how to lead complex organizations	✓	✓	✓	✓	✓	✓	✓
ACCOUNTING / AUDITING
Experience in the preparation and review of financial statements and the design and implementation of internal control over financial reporting or auditing public company financial statements
	✓	✓				✓	✓
CAPITAL MARKETS / FINANCE / M&A Experience overseeing and/or leading company financing, business development, investments, capital structures, and capital allocation strategy	✓	✓		✓	✓	✓	✓
TECHNOLOGY / CYBERSECURITY / DATA PRIVACY
Experience working with technology systems and business information security and/or overseeing or managing cybersecurity and other technology-related risks facing the company
✓
RISK MANAGEMENT / COMPLIANCE Compliance expertise or experience in the identification, assessment, and mitigation of enterprise risk		✓	✓	✓	✓	✓	✓
INDUSTRY EXPERIENCE Experience in our businesses and related industries, including construction and aggregate mining	✓			✓	✓		✓
PUBLIC COMPANY BOARD OVERSIGHT /
CORPORATE GOVERNANCE
Experience serving as a director on a public company board with an understanding of evolving corporate governance practices that support shareholder value creation and consider the perspectives of other key stakeholders
		✓	✓		✓	✓	✓
HUMAN CAPITAL MANAGEMENT
Experience managing or overseeing a large and complex workforce, including overseeing workforce planning, employee engagement, talent management, succession planning and rewards
	✓		✓	✓	✓	✓	✓
ENVIRONMENT AND SUSTAINABILITY Experience implementing or overseeing environmental, climate, and sustainability initiatives relevant to our industry and business			✓	✓			✓
LEGAL / REGULATORY / GOVERNMENT / PUBLIC POLICY Experience leading or navigating complex legal matters, regulatory frameworks, and/or public policy changes affecting our industry and business			✓		✓		✓

22 Knife River Corporation Proxy Statement

Board of Directors: Item 1. Election of Directors

	Carmona Alvarez	Chiodo	Fagg	Gray	Hill	Moss	Sandbrook
Gender/Age/Tenure*

Gender	M	F	F	M	M	F	M
Age	56	59	71	54	68	71	67
Tenure	3	1	20	2	1	22	2
Race/Ethnicity/Nationality

African American/Black
Alaskan Native or Native American
Asian
Hispanic/Latinx	✓
Native Hawaiian or Pacific Islander
White (not Hispanic or Latinx origins)		✓	✓	✓	✓	✓	✓
Two or more Races or Ethnicities
*	Ages are current as of December 31, 2024 and tenure includes time of service on the MDU Resources board of directors prior to the Separation.

Knife River Corporation Proxy Statement 23

Board of Directors: Item 1. Election of Directors
Board Refreshment Process
Board Evaluations. Our corporate governance guidelines require that the board, in coordination with the nominating and governance committee, annually reviews and evaluate the performance and functioning of the board and its committees. The chair of the board and chair of the nominating and governance committee jointly lead the self-evaluation process. The directors each complete a written questionnaire, with the opportunity to provide comments, to evaluate the performance of the board and committees on which they sit and the performance of other directors as a whole. The results of the written questionnaires are anonymously compiled and provided to the board and each committee where the results are reviewed and discussed in board and committee private sessions. Results from self-evaluations are used to enhance board and governance practices, as well as to identify board and committee priorities. The board completed its annual self-evaluation in November 2024.
Board Composition
The nominating and governance committee is committed to ensuring that the board reflects a diversity of experience, skills, and backgrounds to serve the company’s governance and strategic needs.
Board Composition Study. In evaluating the needs of the board and the company, the nominating and governance committee selects candidates based on their qualifications, skills, and experience, and how those characteristics supplement the resources and talent on the board and serve the current needs of the board and the company. To support this process, the nominating and governance committee engaged an independent global search and board effectiveness firm in 2023 to complete a board composition analysis that helped the board define competency criteria, analyze the board’s current backgrounds, skills, and experiences and to help identify what the board is likely to need in the future, and recommended director recruiting priorities for future director selection.
Global Search Firm Engagement. The nominating and governance committee has continued to identify individuals as potential board candidates, particularly individuals with industry experience to support the company’s strategy and with perspective from the independent board composition study completed in 2023. In March 2023, Knife River management identified and recommended William J. Sandbrook be appointed to the board, effective upon the Separation. After the Separation, the nominating and governance committee engaged an independent global search firm to assist with identifying, evaluating, and recruiting a wide range of potential director candidates, which led to the appointment of Patricia Chiodo in June 2024. Potential director nominees were also brought to the attention of the nominating and governance committee by board members, management, advisory firms, and various organizations. The nominating and governance committee evaluated all potential director candidates brought to its attention.
By tenure, including time of service as a director of MDU Resources prior to the Separation, if the nominees are elected, the board will be comprised of five directors who have served less than 10 years and two directors who have served over 10 years. The nominating and governance committee believes this mix of director tenures provides a balance of experience and institutional knowledge with fresh perspectives.

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CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS

Director Independence
The board has adopted guidelines on director independence that are included in our corporate governance guidelines. Our guidelines require that a substantial majority of the board consists of independent directors. In general, the guidelines require that an independent director must have no material relationship with the company directly or indirectly, except as a director. The board determines independence on the basis of the standards specified by the NYSE, the SEC, the additional standards referenced in our corporate governance guidelines, and other facts and circumstances the board considers relevant. Based on its review, the board has determined that all directors, except for our chief executive officer, Mr. Gray, are independent within the meaning of these rules and standards.
In determining director independence, the board reviewed and considered information about any transactions, relationships, and arrangements between the non-employee directors and their immediate family members and affiliated entities on the one hand, and the company and its affiliates on the other, and in particular the following transactions, relationships, and arrangements:
•Prior to his nomination to the board at the 2024 annual meeting of stockholders, Mr. Hill provided certain research and consulting services to Firstlight, an investment fund, from June 2022 to February 2024. Firstlight had an investment fund dedicated to investing in Knife River common stock (the KNF Fund), and Mr. Hill invested $1,000,000 in the KNF Fund in July 2023. In September 2023, Firstlight contacted the board and recommended Mr. Hill for appointment to the board. Mr. Hill was subsequently elected to the board by the company’s stockholders at the 2024 annual meeting of stockholders, upon recommendation of the board. In June 2024, Firstlight notified Mr. Hill that the KNF Fund had sold all of the shares of Knife River common stock then-owned by the KNF Fund.
The board has also determined that all members of the audit, compensation, and nominating and governance committees of the board, and all board nominees, are independent in accordance with our guidelines and applicable NYSE and SEC rules, as applicable.
Oversight of Sustainability
We are an aggregates-led, vertically integrated construction materials and contracting services company and manage our business with a long-term view toward sustainable operations, focusing on how economic, environmental, and social impacts help the company continue building strong communities. We are committed to strong corporate governance in all areas, including governance of environmental and social responsibility.
Board of Directors. The board of directors is ultimately responsible for oversight with respect to environmental, health, safety, and other social sustainability matters applicable to the company.
Audit Committee of the Board. The audit committee is a standing committee of the board with focus that includes our environmental, workplace health, safety, and other social sustainability programs and performance. The audit committee assists the board in fulfilling its oversight responsibilities with respect to environmental and social sustainability matters, including oversight and review of:
•Employee, customer, and contractor safety;
•Climate change risks;
•Compliance with environmental, health, and safety laws;
•Integration of environmental and social principles into company strategy; and
•Significant public disclosures of environmental and sustainability matters.

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Compensation Committee of the Board. The compensation committee is a standing committee of the board with focus that includes human capital management matters related to the company’s operations.
Management Policy Committee. The company’s management policy committee is comprised of company executive officers. The management policy committee meets monthly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, safety, and other social sustainability matters.
Executive Sustainability Committee. The company’s executive sustainability committee is comprised of corporate and business segment senior leadership. The executive sustainability committee responsibilities include:
•Supporting execution of, and making recommendations to advance, the company’s environmental and sustainability strategy; and
•Establishing, maintaining, and enhancing the processes, procedures, and controls for the company’s environmental and sustainability disclosures.
For information on our sustainability reporting, as well as highlights of our environmental stewardship and social responsibility, see “Sustainability Highlights” in the Proxy Statement Summary.

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Stockholder Engagement
The company has an active stockholder outreach program. We believe in providing transparent and timely information to our investors and understand the need to align our priorities with our key stakeholders. We engage directly and indirectly with our stockholders, including large institutional stockholders. Management regularly attends and presents at investor conferences, holding both one-on-one meetings and group meetings with interested parties. During 2024, the company participated in virtual and in-person meetings, conference calls, and exchanged written correspondence with numerous stockholders and investment firms, including focused outreach to our top 50 stockholders. Our active stockholder engagement program includes:

ENGAGEMENT	+	COMMUNICATION	+	FEEDBACK

Executive Management, Investor Relations, Senior Leadership and Board Members engage on a regular basis with Institutional Investors, Sell-Side Analysts, Retail Stockholders, Holders of Bonds and Rating Agencies/Firms to solicit feedback and provide updates on a variety of corporate governance and operational matters. Our engagement efforts include:

•Virtual and In-Person One-on-One Meetings
•Investor Group Meetings
•Quarterly Earnings Conference Calls
•Written and Electronic Communications
•Company-Hosted Events and Presentations
•Webcasts with Stockholders and Analysts
•Sell-Side Investor Conferences

Knife River routinely interacts and communicates with stockholders and interested parties through a number of forums. Our key channels of communication include:

•Knife River website at investors.kniferiver.com
•Sustainability Report
•Quarterly Earnings Webcasts
•Public Events and Presentations
•Annual Proxy Statement
•SEC Filings
•Annual Report
•Disclosures to Various Ratings Assessors
•Annual Stockholder Meeting
•Press Releases

Knife River actively shares stockholder perspectives, trends and developments about corporate governance matters with our board as we consider evolving our governance and sustainability practices and improve our disclosures. Some of the key topics of engagement include:

•EDGE Strategy
•Long-Term Growth Strategy
•Margin Goal
•Capital Allocation Priorities
•Public Infrastructure Funding
•Enterprise Risk Management
•Competitive Dynamics
•Sustainability
•Board Composition
•Executive Compensation
•Management Background
•History of Knife River

OUTCOMES OF STOCKHOLDER ENGAGEMENT
•Proposed amendment and restatement of the company’s amended and restated certificate of incorporation to eliminate the supermajority voting requirements
•2024 executive compensation tied to executing the company’s EDGE strategy
•Updated financial disclosure for segment reporting, capital allocation, and public infrastructure spending

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Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact the board or any individual director, including our non-employee chair or non-employee directors as a group, should address a communication in care of the secretary at Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568. The secretary will forward all communications.
Board Leadership Structure
Our corporate governance guidelines provide that the chair of the board and the chief executive officer can be filled by the same person or by different persons based upon the circumstances. If the positions of the chair and the chief executive officer are filled by the same person, or if the chair is not an independent director pursuant to the director independence standards in our corporate governance guidelines, the independent directors will designate a lead independent director.
Currently, the board has separated the positions of chair of the board and chief executive officer. The board believes this structure provides balance and is currently in the best interest of the company and its stockholders. Separating these positions allows the chief executive officer to focus on the full-time job of running our business, while allowing the chair to lead the board in its fundamental role of providing advice to and independent oversight of management. The chair meets and confers regularly between board meetings with the chief executive officer and consults with the chief executive officer regarding the board meeting agendas, the quality and flow of information provided to the board, and the effectiveness of the board meeting process. The board believes this split structure recognizes the time, effort, and energy the chief executive officer is required to devote to the position in the current business environment as well as the commitment required to serve as the chair, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. The board believes having an independent chair is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders including with respect to risk management as discussed below. The board has found that an independent chair is in a position to encourage frank and lively discussions including during regularly scheduled executive sessions consisting of only independent directors and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. The board believes that having separate positions and having an independent outside director serve as chair is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, strategic risks, operational risks, environmental and regulatory risks, competitive risks, climate and weather conditions, pension plan obligations, cyberattacks or acts of terrorism, and third-party liabilities. The board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate for identifying, assessing, and managing risk. Management is responsible for identifying material risks, implementing appropriate risk management and mitigation strategies, and providing information regarding material risks and risk management and mitigation to the board. The company maintains an enterprise risk management committee with broad expertise, including safety, information technology, quality, environmental, operations, financial, legal, human resources, and risk management, to support the company’s enterprise risk management processes. The company’s risk oversight framework also aligns with its disclosure controls and procedures. For example, the company’s quarterly and annual financial statements and related disclosures are reviewed by the disclosure committee, which includes certain senior management, who participate in the risk assessment practices described below.
The board believes establishing the right “tone at the top” and full and open communication between management and the board are essential for effective risk management and oversight. The board tours company operations in connection with certain board meetings to enhance the board’s understanding of risks and risk management measures in place at particular company operations. Our chair also meets regularly with our chief executive officer to discuss strategy and risks facing the company. Senior management attends the quarterly board meetings and is available to address questions or any concerns raised by the board on risk management-related and any other matters. Each quarter, the board and its applicable committees receive

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presentations from senior management on enterprise risk management issues and strategic matters involving our operations. Senior management annually presents an assessment to the board of critical enterprise risks that threaten the company’s strategy and business model, including risks inherent in the key assumptions underlying the company’s business strategy for value creation. Periodically, the board receives presentations from external experts on matters of strategic importance to the board. At least annually, the board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
The company believes its enterprise risk management programs help clearly define risk management roles and responsibilities among the board and its committees and management, bring together senior management to discuss risk, promote visibility and constructive dialogue around the risks relevant to the company’s strategy and operations and helps facilitate appropriate risk response strategies at the board, board committees, and management.

The Board

While the board is ultimately responsible for risk oversight at our company, our standing board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.

Audit Committee		Compensation Committee		Nominating and Governance Committee
Risk Oversight Responsibilities		Risk Oversight Responsibilities		Risk Oversight Responsibilities
✓	Financial Reporting and Internal Controls	✓	Executive Compensation	✓	Board Organization
✓	Cybersecurity and Artificial Intelligence	✓	Incentive Plans	✓	Board Membership and Structure
✓	Compliance with Legal and Regulatory Requirements	✓	Conflicts of Interest Assessment	✓	Succession Planning
✓	Climate Change Risks and Environmental and Social Sustainability	✓	Director Compensation Policy	✓	Corporate Governance

Management

The management policy committee meets monthly, or more frequently as warranted, to receive reports on safety, operations, and business development, and to discuss the company’s challenges and opportunities. Reports are also provided by the company’s financial, human resources, legal, and information technology departments. Special presentations are made by other employees on matters that affect the company’s operations. The company has also developed a robust compliance program to promote a culture of compliance, consistent with the right “tone at the top,” to mitigate risk. The program includes training and adherence to our code of conduct and legal compliance guide. We further mitigate risk through our internal audit and legal departments.

•Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in a general manner and specifically in the areas of financial reporting, internal controls, cybersecurity, artificial intelligence, compliance with legal and regulatory requirements, related person transactions, and, in accordance with NYSE requirements, discusses with the board policies with respect to risk assessment and risk management and their adequacy and effectiveness. The audit committee receives regular reports on the company’s

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compliance program, including reports received through our anonymous reporting hotline. It also receives reports and regularly meets with the company’s external and internal auditors. During its quarterly meetings in 2024, the audit committee received presentations or reports from management on cybersecurity and the company’s mitigation of cybersecurity risks as well as assessment and mitigation reports on other compliance and risk-related topics. The entire board was present for cybersecurity risk presentations and had access to the reports. The audit committee discussed areas where the company may have material risk exposure, steps taken to manage such exposure, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board on the company’s management of risks in the audit committee’s areas of responsibility.
In addition, the audit committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks related to environmental, health, safety, and other social and sustainability matters that fundamentally affect the company’s business interests and long-term viability. The audit committee responsibilities with respect to these matters include reviewing significant risks and exposures to the company regarding current and emerging environmental and social sustainability matters, including climate change risks, and discussing with management and overseeing actions taken by the company in response thereto. The audit committee also reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water, and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation, into the company’s strategy and operations. The audit committee receives regular reports on the company’s safety, including the company’s year-to-date recordable incident rates and lost time accident rates.
•Compensation Committee. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs as well as the company’s culture and strategies relating to human capital management.
•Nominating and Governance Committee. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, board membership and structure, succession planning for our directors and executive officers, and corporate governance.
Board Meetings and Committees
The board held seven meetings during 2024. Each director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2024, in each case, during the time period which each director served. All directors, who were serving at the time, attended our 2024 annual meeting of stockholders, except one director who was not renominated to stand for re-election at the 2024 annual meeting of stockholders, in accordance with our corporate governance guidelines.
The board has standing audit, compensation and nominating and governance committees, which meet at least quarterly. The table below provides current committee membership.

Name		Audit Committee	Compensation Committee	Nominating and Governance Committee
German Carmona Alvarez		●	C
Patricia Chiodo		●	●
Karen B. Fagg				●
Thomas W. Hill			●	●
Patricia L. Moss		C	●
William J. Sandbrook		●		C
C - Chair	● - Member

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Below is a description of each standing committee of the board. The board has affirmatively determined that each of these standing committees consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the SEC, and the director independence standards established by the board. The board has also determined that each member of the audit committee and the compensation committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable.

Audit Committee	Met Nine Times in 2024
The audit committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and is governed by a written charter.
The audit committee met nine times during 2024. The current audit committee members are Patricia L. Moss, chair, German Carmona Alvarez, Patricia Chiodo, and William J. Sandbrook. The board determined that German Carmona Alvarez, Patricia Chiodo, Patricia L. Moss, and William J. Sandbrook are “audit committee financial experts” as defined by SEC rules, and all audit committee members are financially literate within the meaning of the listing standards of the NYSE. All members also meet the independence standard for audit committee members under our director independence guidelines, the NYSE listing standards, and SEC rules.
The audit committee assists the board in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent registered public accounting firm, and the internal auditors. The audit committee reviews and discusses with management and the independent registered public accounting firm, before filing with the SEC, the annual audited financial statements and quarterly financial statements. In addition, the audit committee oversees and provides recommendations to the board with respect to the management of risks related to environmental, health, safety, and other social and sustainability matters that fundamentally affect the company’s business interests and long-term viability. The audit committee also:
•Assists the board’s oversight of:
◦The integrity of our financial statements and system of internal controls;
◦The company’s compliance with legal and regulatory requirements and the code of conduct;
◦Discussions with management regarding the company’s earnings releases and guidance;
◦The independent registered public accounting firm’s qualifications and independence;
◦The appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm;
◦The performance of our internal audit function and independent registered public accounting firm; and
◦Management of risk in the audit committee’s areas of responsibility, including cybersecurity, artificial intelligence, financial reporting, legal and regulatory compliance, and internal controls;
•Arranges for the preparation of and approves the report that SEC rules require we include in our annual proxy statement. See the section entitled “Audit Committee Report” for further information;
•Reviews the company’s environmental and social sustainability strategies, goals, commitments, policies, and performance;
•Reviews any fatality, serious injury, or illness involving an employee, customer, contractor, or third-party occurring in connection with the company’s operations;
•Reviews any material noncompliance by the company with environmental, health, and safety laws and regulations;
•Reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation with and into the company’s strategy and operations;
•Considers and advises the compensation committee on the company’s performance with respect to any incentive compensation metrics relating to environmental and social sustainability matters; and
•Reviews any stockholder proposals related to environmental and social sustainability matters.

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Compensation Committee	Met Four Times in 2024
The compensation committee met four times during 2024. The compensation committee consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the NYSE listing standards and who meet the definitions of non-employee directors for purposes of Rule 16-b under the Exchange Act. Current members of the compensation committee are German Carmona Alvarez, chair, Patricia Chiodo, Thomas W. Hill, and Patricia L. Moss.
The compensation committee is governed by a written charter and assists the board in fulfilling its responsibilities relating to the company’s compensation policies and programs. It has direct responsibility for determining compensation for our Section 16 officers and for overseeing the company’s management of compensation risk in its areas of responsibility. In determining the long-term incentive component of CEO compensation, the compensation committee may consider, among others, the company’s performance and relative stockholder return, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the company’s CEO in past years. The compensation committee also reviews and recommends any changes to director compensation policies to the board. In addition, the compensation committee oversees human capital management matters related to our operations. The authority and responsibility of the compensation committee is outlined in the compensation committee’s charter.
The compensation committee uses analysis and recommendations from outside consultants, the chief executive officer, and the human resources department in making its compensation decisions. The processes and procedures for consideration and determination of compensation of the Section 16 officers as well as the role of our executive officers are discussed in the “Compensation Discussion and Analysis.”
The compensation committee has sole authority to retain compensation consultants, legal counsel, or other advisers to assist in its duties. The committee is directly responsible for the appointment, compensation, and oversight of the work of such advisers. The compensation committee retained an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), to conduct a competitive analysis on non-employee director compensation and executive compensation. Prior to retaining an adviser, the compensation committee considered relevant factors to ensure the adviser’s independence from management. Annually the compensation committee conducts a potential conflicts of interest assessment raised by the work of any compensation consultant and how such conflicts, if any, should be addressed. The compensation committee requested and received information from Meridian to assist in its potential conflicts of interest assessment. Based on its review and analysis, the compensation committee determined in 2024 that Meridian was independent from management. Meridian does not provide any services other than consultation services to the compensation committee on executive and director compensation matters. Meridian reports directly to the compensation committee and not to management. Meridian participated in executive sessions with the compensation committee without members of management present.
The board determines compensation for our non-employee directors based upon recommendations from the compensation committee.

Nominating and Governance Committee	Met Five Times in 2024
The nominating and governance committee met five times during 2024. The current committee members are William J. Sandbrook, chair, Karen B. Fagg, and Thomas W. Hill.
The nominating and governance committee is governed by a written charter and provides recommendations to the board with respect to:
•Board organization, membership, and function;
•Committee structure and membership;
•Succession planning for our executive management and directors; and
•Our corporate governance guidelines.

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The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.
The committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.
In identifying nominees for director, the committee consults with board members, management, search firms, consultants, organizational representatives, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.
In evaluating director candidates, the committee, in accordance with our corporate governance guidelines, considers an individual’s:
•Background, character, and experience, including experience relative to our company’s lines of business;
•Skills and experience which complement the skills and experience of current board members;
•Success in the individual’s chosen field of endeavor;
•Skill in the areas of accounting and financial management, banking, business management, human resources, marketing, operations, public affairs, law, technology, risk management, and governance;
•Background in publicly-traded companies, including service on other public company boards of directors;
•Geographic area of residence;
•Diversity of business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board;
•Independence, including any affiliation or relationship with other groups, organizations, or entities; and
•Compliance with applicable law and applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and other policies and guidelines of the company.
The nominating and governance committee assesses these considerations annually in connection with the nomination of directors for election at the annual meeting of stockholders.
Additional Governance Features
Board and Committee Evaluations
Our corporate governance guidelines provide that the board, in coordination with the nominating and governance committee, will annually review and evaluate the performance and functioning of the board and its committees. For more detail on our board evaluation process, see “Board Composition and Effectiveness” in the section entitled “Board of Directors.”
Executive Sessions of the Independent Directors
The non-employee directors meet in executive session at each regularly scheduled quarterly board meeting. The chair of the board presides at the executive session of the non-employee directors.
Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. The nominating and governance committee will consider whether to accept or reject the tendered resignation, taking into consideration all factors deemed relevant by the members of the nominating and governance committee in accordance with the corporate governance guidelines. The nominating and governance committee will then promptly recommend to the board whether or not to accept the resignation. The director may not participate in the nominating and governance committee recommendation or board consideration of the resignation.

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Majority Voting in Uncontested Director Elections
Our corporate governance guidelines require that in uncontested elections (those where the number of nominees does not exceed the number of directors to be elected), director nominees must receive the affirmative vote of a majority of the votes cast to be elected to our board. Contested director elections (those where the number of director nominees exceeds the number of directors to be elected) are governed by a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. See “Additional Information - Majority Voting” for further detail.
Overboarding Policy
Our corporate governance guidelines state that a director may not serve on more than two other public company boards and our executive officers may not serve on more than one other public company board. Currently, all of our directors and executives are in compliance with this policy.
Board Refreshment
Recognizing the importance of board composition and refreshment for effective oversight, the nominating and governance committee will annually consider the composition and needs of the board, review potential candidates, and recommend to the board nominees for appointment or election. The nominating and governance committee and the board are committed to identifying individuals from all backgrounds whose skills and experiences will enable them to make meaningful contributions to shaping the company’s business strategy and priorities. To further board refreshment efforts, the nominating and governance committee has engaged an independent global search firm to assist with identifying, evaluating and recruiting a diverse pool of potential director candidates. As part of its consideration of director succession, the nominating and governance committee from time-to-time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members. Directors are not eligible to be nominated or appointed to the board if they are 74 years of age or older at the time of election, re-election or appointment, subject to certain exceptions as set forth in the corporate governance guidelines. Given the breadth of our businesses, we believe the mandatory retirement age allows us to benefit from experienced directors, with industry expertise, company institutional knowledge and historical perspective, stability, and comfort with challenging company management, while maintaining our ability to refresh the board through the addition of new members.
Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend in the same manner we consider other nominees. Stockholders who wish to recommend a director candidate may submit recommendations, along with the information set forth in the guidelines, to the nominating and governance committee chair in care of the secretary at Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568.
Stockholders who wish to nominate persons for election to our board at an annual meeting of stockholders must follow the applicable procedures set forth in our bylaws. Our bylaws are available on our website. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2026 Annual Meeting” in the section entitled “Information about the Annual Meeting” for further details.
Insider Trading Policy
The board has adopted the Insider Trading Policy, which governs the purchase, sale and/or other dispositions of the company’s securities by directors, officers, employees and other covered persons, and the company itself, which is reasonably designed to promote compliance with insider trading laws, rules and regulations, and NYSE listing standards. A copy of the Insider Trading Policy was filed as Exhibit 19 to the 2024 Form 10-K.
Prohibitions on Hedging/Pledging Company Stock
The company’s Insider Trading Policy prohibits executives and directors from hedging their ownership of common stock. Prohibited hedging strategies includes zero-cost collars, equity swaps, straddles, variable prepaid forward contracts, security future contracts, exchange funds, forward sale contracts and other financial transactions that would allow the officer or director to benefit from devaluation of the company’s stock. The Insider Trading Policy also prohibits executives and directors from holding company stock in a margin account, with certain exceptions as described in the next sentence, or pledging company stock as collateral for a loan. Company stock may only be held in a margin brokerage account if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement.

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Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide. It applies to all directors, officers, and employees. The Leading With Integrity Guide defines our values, our culture, and our commitments to stakeholders while setting expectations of employee conduct for legal and ethical compliance. We also have a Vendor Code of Conduct setting forth our expectations of vendors including ethical business practices, workplace safety, environmental stewardship, and compliance with applicable laws and regulations. Our Vendor Code of Conduct is available on our company website, which is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.
We intend to satisfy our disclosure obligations regarding amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer, and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b), and waivers of the code of conduct for our directors or executive officers, as required by NYSE listing standards, by posting such information on our website.
Proxy Access
Our bylaws allow stockholders to nominate directors for inclusion in our Proxy Statement subject to the following parameters:

Ownership Threshold:	3% of outstanding shares of our common stock
Nominating Group Size:	Up to 20 stockholders may combine to reach the 3% ownership threshold
Holding Period:	Continuously for three years
Number of Nominees:	The greater of two nominees or 20% of our board
We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. Stockholders who wish to nominate directors for inclusion in our Proxy Statement in accordance with proxy access must follow the procedures in our bylaws. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2026 Annual Meeting.”
Cybersecurity Oversight
The audit committee reviewed reports and received presentations at each of its regular quarterly meetings in 2024 concerning cybersecurity-related issues including information security, technology risks including risks arising from artificial intelligence, and risk mitigation programs. All members of the board received copies of reports and were present during the presentations. The company maintains a Cyber Risk Oversight Committee (CyROC) to provide executive management and the audit committee with analyses, appraisals, recommendations, and pertinent information concerning cyber defense of the company’s electronic information, information technology and operation technology systems, as well as other technology risks including risks arising from artificial intelligence. The CyROC is responsible for guiding the company’s comprehensive cybersecurity policies. The CyROC is chaired by the company’s supervisor of cybersecurity and is comprised of members from financial and operations management as well as information technology leaders. The company has implemented a cybersecurity training and compliance program to facilitate initial and continuing education for employees who have contact or potential contact with the company’s data. External reviews are conducted to assess company information security programs and practices, including incident management, service continuity, and information security compliance programs. The company has not had an indication of a material cybersecurity breach and has not incurred any expenses, penalties, or settlements arising from a material cybersecurity breach. The company maintains a cyber liability insurance policy providing insurance coverage within the policy limits for liability losses and business interruption events arising from a cybersecurity breach. Please refer to Item IC. Cybersecurity in Part I of our 2024 Form 10-K for additional information regarding cybersecurity matters.

Knife River Corporation Proxy Statement 35

Corporate Governance and the Board of Directors
Corporate Governance Materials
Stockholders can see our bylaws, corporate governance guidelines, board committee charters, and Leading With Integrity Guide on our website. The information on our website is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Corporate Governance Materials		Website
•	Bylaws	investors.kniferiver.com/governance/governance-documents/
•	Corporate Governance Guidelines	investors.kniferiver.com/governance/governance-documents/
•	Board Committee Charters for the Audit, Compensation and Nominating and Governance Committees	investors.kniferiver.com/governance/governance-documents/
•	Leading With Integrity Guide	kniferiver.com/integrity/
Related Person Transaction Disclosure
The board’s policy for the review of related person transactions is contained in our corporate governance guidelines. The policy requires the audit committee to review any proposed transaction, arrangement or relationship, or series thereof:
•In which the company was or will be a participant;
•The amount involved exceeds $120,000; and
•A related person had or will have a direct or indirect material interest.
Prior to the company entering into a related person transaction that would be required to be disclosed under the SEC rules, the audit committee will, after a reasonable prior review and consideration of the material facts and circumstances, make a determination or recommendation to the board and appropriate officers of the company with respect to the transactions as the audit committee deems appropriate. The committee will prohibit any such related person transaction if it determines it to be inconsistent with the best interests of the company and its stockholders.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to our chief legal officer all proposed or existing related person transactions in which they are involved.
Except as described below, we had no related person transactions since the beginning of 2024.
Separation-Related Agreements
On May 30, 2023, Knife River Corporation (formerly known as Knife River Holding Company) entered into a separation and distribution agreement (the separation agreement) with MDU Resources, pursuant to which MDU Resources agreed to transfer its wholly owned subsidiary, KRC Materials, Inc. (formerly known as Knife River Corporation) to us and distribute approximately 90% of our outstanding common stock to MDU Resources’ stockholders of record as of the close of business on May 22, 2023 (the Distribution). The Distribution became effective on May 31, 2023. The separation agreement identified the assets to be transferred, the liabilities to be assumed and the contracts to be assigned to each of us and MDU Resources as part of the Separation, and provided for when and how these transfers, assumptions and assignments would occur.
In connection with the Separation and the Distribution, on May 30, 2023, we entered into several other Separation-related agreements with MDU Resources that govern or governed, as applicable, the relationship of the parties following the Distribution, including a transition services agreement, a tax matters agreement, an employee matters agreement, and a stockholder and registration rights agreement (which terminated on November 10, 2023).

36 Knife River Corporation Proxy Statement

Corporate Governance and the Board of Directors
Transition Services Agreement
We and MDU Resources entered into a transition services agreement pursuant to which MDU Resources provided certain services to us and we provided services to MDU Resources, on an interim, transitional basis. The services included financial reporting, tax, legal, human resources, payroll services, information technology, risk management and other general and administrative functions. The transition services agreement specified the fees payable for these services. The transition services agreement terminated on the date the last service was provided or received under it in 2024. During 2024, we paid approximately $1.2 million and received approximately $156,000 under the transition services agreement.
Tax Matters Agreement
We and MDU Resources entered into a tax matters agreement that governs the parties’ respective rights, responsibilities and obligations after the Distribution with respect to taxes (including taxes arising in the ordinary course of business and taxes, if any, incurred as a result of any failure of the Distribution and certain related transactions to qualify as tax-free for U.S. federal income tax purposes), tax attributes, the preparation and filing of tax returns, tax elections, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters.
The tax matters agreement also imposes certain restrictions on us and our subsidiaries (including, among others, restrictions on share issuances, business combinations, sales of assets and similar transactions) designed to preserve the tax-free status of the Distribution and certain related transactions. The tax matters agreement provides special rules that allocate tax liabilities in the event the Distribution, together with certain related transactions, is not tax-free. In general, under the tax matters agreement, each party is expected to be responsible for any taxes imposed on MDU Resources or us that arise from the failure of the Distribution, together with certain related transactions, to qualify as a transaction that is generally tax-free under Sections 355 and 368(a)(1)(D) and certain other relevant provisions of the Internal Revenue Code of 1986, as amended, to the extent that the failure to so qualify is attributable to actions, events or transactions relating to such party’s respective stock, assets or business, or a breach of the relevant representations or covenants made by that party in the tax matters agreement. However, if such failure was the result of any acquisition of our shares or assets, we generally will be responsible for all taxes imposed as a result of such acquisition or breach.
Employee Matters Agreement
We and MDU Resources entered into an employee matters agreement to allocate liabilities and responsibilities relating to employment matters, employee compensation and benefits plans and programs and other related matters. The employee matters agreement governed certain compensation and employee benefit obligations with respect to the current and former employees and non-employee directors of each company.

Knife River Corporation Proxy Statement 37

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Director Compensation for 2024
Our non-employee directors are compensated for their service according to the Knife River Corporation Director Compensation Policy. Only one company employee, Brian R. Gray, the company’s president and chief executive officer, serves as a director. Mr. Gray receives no additional compensation for his service on the board. Director compensation is reviewed annually by the compensation committee. The compensation committee’s independent compensation consultant provided an analysis of the company’s director compensation for 2024. The May 2024 analysis included research on market trends in director compensation as well as a review of director compensation practices of companies in our compensation benchmarking peer group, which was comprised of the same companies used for purposes of benchmarking compensation for our named executive officers. The independent compensation consultant, Meridian, prepared a report on director compensation which indicated the company’s average annual cash and equity compensation for the company’s non-employee directors ranked above the 75th percentile of the company’s peer group. The Director Compensation Policy in effect from January 1, 2024 to May 14, 2024 provided that non-employee directors receive an annual fully-vested stock grant on a calendar year basis, following the board’s regularly scheduled meeting in November. Effective as of May 15, 2024, the board revised the Director Compensation Policy to provide for equity compensation in the form of RSUs. In May 2024, the board determined the annual cash and revised form of equity compensation for the company’s non-employee directors was appropriate and set the annual compensation of non-employee directors effective as of May 15, 2024, as follows:
Cash Retainer
Each non-employee director currently receives an annual cash retainer of $110,000 for services as a director, which is paid monthly, unless deferred at the election of the director in accordance with the terms of the Deferred Compensation Plan for Directors, as described below. Directors do not receive meeting attendance fees.
Annual Equity Award
Except as noted below, each non-employee director serving on the board from January 1, 2024 to May 14, 2024 received a prorated stock grant for this period of service under the then in effect Director Compensation Policy. In accordance with the revised Director Compensation Policy adopted by the board effective May 15, 2024, each non-employee director serving as of the annual meeting of stockholders was granted RSUs with a value of $150,000 on the date of the grant. On May 15, 2024, each non-employee director received a grant of 1,905 RSUs using the closing price of our common stock on such date of $78.74. On June 27, 2024, in connection with her appointment to the board, Ms. Chiodo received a prorated grant of 1,962 RSUs using the closing price of our common stock of $70.06. The RSUs vest and will be settled in shares of common stock on the day immediately prior to the date of the next annual meeting of stockholders. The RSUs are prorated based on the number of months served during the service period for any non-employee director not serving the full period between the date of grant and the day immediately prior to the date of the next annual meeting of stockholders.
Board Chair/Committee Chair Fees
In addition to the annual cash retainer and equity award described above, our board chair receives an annual cash retainer of $125,000, paid monthly, and an additional RSU grant valued at $25,000, which will vest and be settled in shares of common stock on the day immediately prior to the date of the next annual meeting of stockholders. In addition to the annual cash retainer, as described above, the chair of the audit committee receives an annual cash retainer of $20,000 and the chairs of the compensation committee and nominating and governance committee receive an annual cash retainer of $15,000, in each case, paid monthly.

38 Knife River Corporation Proxy Statement

Compensation of Non-Employee Directors
The following table outlines the compensation paid to our non-employee directors for 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(6)	All Other Compensation ($)(2)	Total ($)
German Carmona Alvarez	125,000	205,650	103	330,753
Patricia Chiodo(3)	56,222	137,500	60	193,782
Thomas Everist(4)	107,733	—	43	107,776
Karen B. Fagg	235,000	239,925	103	475,028
Thomas W. Hill(5)	64,167	150,000	69	214,236
Patricia L. Moss	130,000	205,650	103	335,753
William J. Sandbrook	119,435	205,650	103	325,188

(1)
The amounts reflected in the column represent the aggregate grant date fair value of the prorated common stock award and the RSUs granted to our directors in 2024. The grant date fair value is calculated in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718 and as described in Note 12 of our audited financial statements in our 2024 Form 10-K. The amount paid in cash for fractional shares is included in the amount reported in the stock awards column to this table.

(2)	Includes group life insurance premiums paid on behalf of the director as applicable. Amounts for life insurance premiums reflect prorated amounts for directors serving less than a full year based on the number of months served.
(3)	Ms. Chiodo was appointed to the board on June 27, 2024. The fees and RSUs reflected in the table are prorated for her service in 2024.
(4)
Mr. Everist did not stand for reelection to the board at the 2024 annual meeting of stockholders. Mr. Everist received cash, in lieu of a prorated common stock award, for his service on the board from January 1, 2024 to May 14, 2024 because he was not an active member of the board on May 15, 2024 and therefore not eligible to receive an equity award.

(5)	Mr. Hill was elected to the board at the 2024 annual meeting of stockholders on May 14, 2024. The fees reflected in the table are prorated for his service in 2024.
(6)	The number of RSUs outstanding for each of our non-employee directors as of December 31, 2024, is as follows:

Name	Number of Unvested Restricted Stock Units
German Carmona Alvarez	1,905
Patricia Chiodo	1,962
Karen B. Fagg	2,222
Thomas W. Hill	1,905
Patricia L. Moss	1,905
William J. Sandbrook	1,905
Other Compensation
In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of their beneficiaries during the time they serve on the board. The annual cost per director is $103.20. Directors are reimbursed for all reasonable travel expenses, including spousal expenses in connection with attendance at meetings of the board and its committees. Perquisites, if any, were below the disclosure threshold in 2024.
Deferral of Compensation
Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock and are paid out in cash over a five-year period after the director leaves the board.

Knife River Corporation Proxy Statement 39

Compensation of Non-Employee Directors
Stock Ownership Policy
Our director stock ownership policy contained in our corporate governance guidelines requires each director to beneficially own our common stock equal in value to five times the director’s annual cash base retainer. Shares acquired through purchases on the open market and received through our Knife River Corporation Long-Term Performance-Based Incentive Plan (LTIP) are considered in ownership calculations as well as other beneficial ownership of our common stock, including by a spouse or other immediate family member residing in the director’s household. A director is allowed five years commencing January 1 of the year following the year of the director’s initial appointment or election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. All directors are in compliance with the stock ownership policy or are within the first five years of their election to the board. For further details on our director’s stock ownership, see the section entitled “Security Ownership.”

40 Knife River Corporation Proxy Statement

SECURITY OWNERSHIP

Security Ownership Table
The table below sets forth the number of shares of our common stock that each director, each director nominee, each named executive officer, and all directors and executive officers as a group owned beneficially as of February 28, 2025. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon the vesting and settlement of outstanding equity awards, if any, within 60 days after February 28, 2025. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them (or shares such power with his or her spouse). The information is not necessarily indicative of beneficial ownership for any other purpose.
In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock issuable upon the vesting and settlement of outstanding awards, if any, held by that person within 60 days of February 28, 2025. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Name	Shares of Common Stock Beneficially Owned (#)		Percent of Class (%)

German Carmona Alvarez	3,529		*
Patricia Chiodo	—
Nancy K. Christenson	36,402	(1)	*
Karen B. Fagg	26,905		*
Brian R. Gray	8,311	(1)	*
Trevor J. Hastings	22,934	(1)	*
Thomas W. Hill	—
Karl A. Liepitz	21,242	(1)	*
Patricia L. Moss	26,378		*
Nathan W. Ring	10,308	(1)	*
William J. Sandbrook	2,239		*
All directors, director nominees, and executive officers as a group (13 in number)	173,203	(1)	0.3
* Less than one percent of the class. Percent of class is calculated based on 56,652,361 outstanding shares as of February 28, 2025.
(1)	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
Stock Hedging and Pledging Policy
The company’s Insider Trading Policy prohibits executives and directors from hedging their ownership of common stock. Prohibited hedging strategies includes zero-cost collars, equity swaps, straddles, variable prepaid forward contracts, security future contracts, exchange funds, forward sale contracts and other financial transactions that would allow the officer or director to benefit from devaluation of the company’s stock. The Insider Trading Policy also prohibits executives and directors from holding company stock in a margin account, with certain exceptions as described in the next sentence, or pledging company stock as collateral for a loan. Company stock may only be held in a margin brokerage account if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement.

Knife River Corporation Proxy Statement 41

Security Ownership
Greater Than 5% Beneficial Owners
Based solely on filings with the SEC as of February 28, 2025, the table below shows information regarding the beneficial ownership of more than 5% of the outstanding shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	The Vanguard Group	6,044,184	(1)	10.69%
	100 Vanguard Blvd.
	Malvern, PA 19355
Common Stock	BlackRock, Inc.	6,707,973	(2)	11.9%
	50 Hudson Yards
	New York, NY 10001

(1)
Based solely on the Schedule 13G, Amendment No. 1, filed on February 13, 2024, reporting on beneficial ownership as of February 28, 2025, The Vanguard Group reported sole dispositive power with respect to 5,951,871 shares, shared dispositive power with respect to 92,313 shares, and shared voting power with respect to 35,540 shares.

(2)
Based solely on the Schedule 13G, Amendment No. 1, filed on January 23, 2024, reporting on beneficial ownership as of February 28, 2025, BlackRock, Inc. reported sole voting power with respect to 6,595,920 shares and sole dispositive power with respect to 6,707,973 shares.

42 Knife River Corporation Proxy Statement

EXECUTIVE COMPENSATION

ITEM 2. ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Exchange Act and Rule 14a-21(a), we are asking our stockholders to approve, in an advisory vote, the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. As discussed in the Compensation Discussion and Analysis, the compensation committee and board believe the current executive compensation program directly links compensation of the named executive officers to our financial performance and aligns the interests of the named executive officers with those of our stockholders. The compensation committee and board also believe the executive compensation program provides the named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward the named executive officers on both an annual and long-term basis if they attain specified goals.
Our overall compensation program and philosophy for 2024 was built on a foundation of these guiding principles:
•We pay for performance, with compensation at risk comprising over 80% of our 2024 total target compensation for the CEO and approximately 70% for the other named executive officers;
•We review competitive compensation data for the named executive officers, to the extent available, and incorporate internal equity in the final determination of target compensation levels;
•We align executive compensation and performance by using annual performance measures based on financial and strategic criteria that are important to stockholder value; and
•We align executive compensation with the interests of our stockholders by awarding the largest component of executive compensation in the form of stock awards where the value of the award is tied to the performance of our stock.
We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2024. We currently conduct the advisory vote to approve the compensation paid to the company’s named executive officers annually, with the next vote following this year’s vote occurring at the next annual meeting of stockholders.
Accordingly, the following resolution is submitted for stockholder vote at the annual meeting:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this Proxy Statement, is hereby approved.”
As this is an advisory vote, the results will not be binding on the company, the board, or the compensation committee and will not require us to take any action. The final decision on the compensation of the named executive officers remains with the compensation committee and the board, although the board and compensation committee will consider the outcome of this vote when making future compensation decisions.

The board of directors recommends a vote “FOR” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement.
Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the shares of common stock present online or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

Knife River Corporation Proxy Statement 43

Executive Compensation
Information Concerning Executive Officers
Information concerning our current executive officers, including their ages as of December 31, 2024, present corporate positions, and relevant business experience and qualifications is as follows:

Name	Age	Present Corporate Position and Business Experience

Brian R. Gray	54
Mr. Gray was appointed president of the company, effective March 1, 2023, and chief executive officer, effective May 3, 2023. Prior to that, he was region president of the company’s subsidiary, Knife River Corporation - Northwest, effective January 11, 2012. Mr. Gray was appointed as a director of the company effective March 1, 2023. For more information about Mr. Gray, see the section entitled “Item 1. Election of Directors.”

Nathan W. Ring	49
Mr. Ring was appointed vice president and chief financial officer of the company, effective May 3, 2023. Prior to that, he obtained 21 years of experience with MDU Resources, an energy delivery and construction services business, including the following MDU Resources subsidiaries: Knife River Corporation (now known as KRC Materials, Inc.), MDU Construction Services Group, Inc., and Centennial Energy Resources, LLC. Prior to his service as vice president and chief financial officer, Mr. Ring was vice president of business development from November 2017 until May 2023. He also served as vice president, controller and chief accounting officer for MDU Resources from 2014 to 2016. Prior to these roles, Mr. Ring held positions as a controller for Knife River and MDU Construction Services Group, Inc.

Karl A. Liepitz	46
Mr. Liepitz was appointed vice president, chief legal officer and secretary of the company, effective May 31, 2023. Prior to that, he was vice president, general counsel and secretary of MDU Resources, an energy delivery and construction services business, from February 2021 until May 2023. Prior to that, he was assistant general counsel and assistant secretary of MDU Resources, from January 2017 until February 2021; and senior attorney and assistant secretary from January 2016 until January 2017. He held legal positions of increasing responsibility with MDU Resources starting in August 2003.

Trevor J. Hastings	51
Mr. Hastings was appointed vice president and chief operating officer of the company, effective May 31, 2023. Prior to that, he was president and chief executive officer of WBI Energy, Inc., an MDU Resources subsidiary and natural gas transportation provider, from October 2017 until May 2023. Prior to that, he was vice president of business development and operations support of Knife River Corporation (now known as KRC Materials, Inc.), from January 2012 until October 2017; and vice president of corporate development from January 2007 until January 2012.

Nancy K. Christenson	69
Ms. Christenson was appointed vice president of administration of the company, effective May 31, 2023. She has over 45 years of experience with Knife River and has oversight of human resources, compensation and benefits, and employee relations. She was appointed vice president of administration of Knife River Corporation (now known as KRC Materials, Inc.) in May 2008, including vice president and chief accounting officer from January 2003 to May 2008; controller from January 1995 to December 2002; and numerous other accounting roles from 1977 to 1994. On January 17, 2025, Ms. Christenson informed the company of her decision to retire from the company in April 2025.

Glenn R. Pladsen	58
Mr. Pladsen was appointed vice president and chief excellence officer of the company, effective January 1, 2025. Prior to that, he was vice president of support services of the company, from May 2023 to December 2024. Mr. Pladsen was named vice president - operations support of Knife River Corporation (now known as KRC Materials, Inc.) from January 2020 to May 2023; and director of information technology starting in 2007.

Marney L. Kadrmas	55
Ms. Kadrmas was appointed vice president and chief accounting officer of the company, effective February 28, 2025. Prior to that, she was chief accounting officer of the company, effective May 31, 2023. Ms. Kadrmas previously served as vice president, region controller and assistant secretary of the company‘s subsidiary, Knife River Corporation - Northwest, from January 2022 until May 2023; and region controller and assistant secretary from July 2014 to December 2021. Prior to that, she was director of accounting for Knife River Corporation (now known as KRC Materials, Inc.) from 2012 to 2014; and financial planning and reporting manager from 2005 to 2012.

44 Knife River Corporation Proxy Statement

Executive Compensation
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes how our named executive officers were compensated for 2024 and how their 2024 compensation aligns with our pay-for-performance philosophy. It also describes the compensation committee’s oversight of executive compensation and the rationale and processes used to determine the 2024 compensation of our named executive officers, including the objectives and specific elements of our compensation program.
The Compensation Discussion and Analysis contains statements regarding corporate performance targets and goals. The targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Our Named Executive Officers for 2024 were:

Brian R. Gray	President and Chief Executive Officer (CEO)
Nathan W. Ring	Vice President and Chief Financial Officer (CFO)
Trevor J. Hastings	Vice President and Chief Operating Officer (COO)
Karl A. Liepitz	Vice President, Chief Legal Officer and Secretary (CLO)
Nancy K. Christenson (1)	Vice President of Administration
(1)	On January 17, 2025, Ms. Christenson informed the company of her decision to retire from the company in April 2025.
Executive Summary
Compensation Committee Responsibilities and Objectives
The compensation committee is responsible for designing and approving our executive compensation program and setting compensation opportunities for our named executive officers. The objectives of our executive compensation program for named executive officers are to:
•Recruit, motivate, reward, and retain high performing executive talent required to create superior stockholder value;
•Reward executives for short-term performance as well as for growth in enterprise value over the long-term;
•Ensure effective utilization and development of talent by working in concert with other management processes - for example, performance appraisal, succession planning, and management development;
•Help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking; and
•Provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate.
The above executive compensation objectives outlined in our executive compensation policy are directly linked to our business strategy to ensure named executive officers are focused on elements that drive our business success and create stockholder value.

Knife River Corporation Proxy Statement 45

Executive Compensation
Pay for Performance
To ensure management’s interests are aligned with those of our stockholders and the performance of the company, the majority of the CEO’s and the other named executive officers’ compensation is dependent on the achievement of company performance targets and long-term incentives. The charts below show the 2024 pay mix for the CEO and average 2024 pay mix of the other named executive officers, including base salary and the annual cash and long-term incentives at target.

Stockholder Advisory Vote (“Say on Pay”)
At our 2024 annual meeting of stockholders, we held an advisory stockholder vote to approve the compensation paid to our named executive officers, which we refer to as “Say on Pay.” The compensation of our named executive officers reported in our 2024 proxy statement was approved by over 96% of the votes cast at the 2024 annual meeting of stockholders.
The compensation committee believes this affirms our stockholders’ support of our approach to executive compensation. The compensation committee will continue to consider the outcome of our say-on-pay votes and feedback from stockholders when making future compensation decisions for our named executive officers.

96% APPROVAL

The compensation of our named executive officers reported in our 2024 proxy statement was approved by over 96% of the votes cast at the 2024 annual meeting of stockholders.

Compensation Practices
Our practices and policies ensure alignment between the interests of our stockholders and our executives as well as effective compensation governance.

46 Knife River Corporation Proxy Statement

Executive Compensation

What We Do

☑
Pay for Performance - Annual cash incentive and the performance share award portion of the long-term incentive are tied to performance measures set by the compensation committee and comprise the largest portion of executive compensation.

☑	Independent Compensation Committee - All members of the compensation committee meet the independence standards under the NYSE listing standards and the SEC rules.
☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, corporate and business segment economic environment, and the actual performance of the company against pre-established goals.

☑
Annual Cash Incentive - Payment of annual cash incentive awards is based on overall pre-established annual company performance measures of Adjusted EBITDA, total recordable incident rate (TRIR) and lost time incident rate (LTIR).

☑
Long-Term Equity Incentive - 2024 long-term incentive awards may be earned at the end of a three-year period. Payment of performance share awards (PSAs), which represent 65% of each named executive officer’s long-term incentive, are based on the achievement of pre-established performance measures. Payment of RSUs, which represent 35% of each named executive officer’s long-term incentive, are based on retention of the executive at the end of the three-year period. All long-term incentives are settled with shares of common stock, which promotes stock ownership by our named executive officers and aligns their interests with those of stockholders.

☑	Balanced Mix of Pay Components - The target compensation mix represents a balance of annual cash and long-term equity-based compensation.
☑
Double-Trigger Change in Control Severance Plan - We maintain reasonable severance practices in line with market practices, including double-trigger change in control provisions in the Change in Control Severance Plan adopted in August of 2024 and in employee equity awards granted after adoption of the Change in Control Severance Plan.

☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our CEO is required to own stock equal to six times his base salary, and the other named executive officers are required to own stock equal to two or three times their base salary. Equity incentive awards that have vested into shares of common stock must also be held until stock ownership requirements are met, less any shares that are withheld to cover tax withholding obligations upon the vesting of such awards.

☑
Clawback Policy - If the company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the company is required to pursue recoupment of certain “erroneously awarded” compensation paid to our executive officers.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Employment Agreements - Executives do not have employment agreements entitling them to continued employment or specific payments upon termination.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation.

Knife River Corporation Proxy Statement 47

Executive Compensation
2024 Compensation Framework
Components of Compensation
Our executive compensation program is designed to promote sustained long-term profitability and create stockholder value. The components of our named executive officers’ compensation are selected to drive financial and operational results as well as align the named executive officer’s interests with those of our stockholders. Pay components and performance measures are considered by the compensation committee as fundamental measures of successful company performance and long-term value creation. The components of our 2024 executive compensation included:

Component	Purpose	How Determined	How it Links to Performance

Base Salary	Provides sufficient, regularly paid income to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities.
Base salaries are recommended by the CEO for executives other than the CEO to the compensation committee using analysis provided by the independent compensation consultant to target compensation within range of the 50th percentile using peer company and salary survey data. The compensation committee recommends, and the board determines, the base salary of the CEO based on input from the independent compensation consultant.
Base salary is a means to attract and retain talented executives capable of driving success and performance.

Annual Cash Incentive	Provides an opportunity to earn annual cash incentive compensation based on the achievement of financial and operating results important to the success of the company.
The annual cash incentive target is a percentage of base salary for the given executive position established by the compensation committee for executives other than the CEO and by the full board for the CEO. Actual payment of the incentive is determined by the compensation committee based on the achievement of the performance measures and goals. The compensation committee approves the payment for executives other than the CEO and the full board approves the payment for the CEO.
Annual cash incentive performance measures are tied to the achievement of pre-established financial and safety goals, in each case, aimed to drive the success of the company.

Long-Term Incentive Awards	Aligns executive interests with shareholder interests, to reinforce the creation of long-term value and to provide a balanced portfolio of long-term incentives.
The CEO recommends the target award for executives other than the CEO to the compensation committee based on analysis provided by the independent compensation consultant. The compensation committee recommends, and the board determines, the target award for the CEO after consideration of input from the independent compensation consultant. PSAs represent 65% of a named executive officer’s long-term incentive award and RSUs represent 35% of a named executive officer’s long-term incentive award.

Fosters continued leadership in the company to achieve company objectives through retention of key executives as well as aligning the named executive officer’s interests with those of stockholders in increasing long-term stockholder value.

48 Knife River Corporation Proxy Statement

Executive Compensation
Allocation of Total Target Compensation for 2024
Total target compensation consists of base salary, target annual cash incentive, and long-term incentive compensation. Incentive compensation, which consists of annual cash incentive and long-term equity awards, comprises the largest portion of our named executive officers’ total target compensation because:
•Equity awards align the interests of the named executive officers with those of stockholders by making the value of a significant portion of their target compensation dependent upon the value of our common stock, which is beneficial to stockholders;
•Our named executive officers are in positions of authority to drive results and, therefore, bear high levels of responsibility for our corporate performance;
•Variable compensation helps ensure focus on the goals that are aligned with overall company strategy; and
•Annual cash incentive compensation is at risk and dependent upon company performance and the satisfaction of performance objectives.
The compensation committee generally allocates a higher percentage of total target compensation to the long-term incentive than to the target annual cash incentive for our higher level executives because they are in a better position to influence the company’s long-term performance. The long-term incentive awards are paid in company common stock. These awards, and our stock ownership policy, promote ownership of our stock by the named executive officers. As a result, the compensation committee believes the named executive officers, as stockholders, will be motivated to deliver long-term value to all stockholders.
The compensation committee approved the following total target compensation for 2024:

NEO	Base Salary ($)	Target Annual Cash Incentive as a % of Base Salary	Target Long-Term Equity Incentive as a % of Base Salary	Total Target Compensation ($)
Brian R. Gray	880,000	115%	375%	5,192,000
Nathan W. Ring	525,000	75%	170%	1,811,250
Trevor J. Hastings	525,000	75%	170%	1,811,250
Karl A. Liepitz	475,000	75%	170%	1,638,750
Nancy K. Christenson	400,000	60%	100%	1,040,000
2024 Compensation for Named Executive Officers
Annual Base Salary
We provide our named executive officers a base salary at a sufficient level to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities. Consistent with our compensation philosophy of linking pay to performance, our named executive officers receive a relatively smaller percentage of their overall target compensation in the form of base salary. In establishing base salaries, the compensation committee considers each named executive officer’s individual performance, the scope and complexities of their responsibilities, internal equity, and whether the base salary is competitive as measured against the base salaries of similarly situated executives in our compensation peer group and market compensation data.
The compensation committee reviews the base salaries payable to our named executive officers on an annual basis to ensure they remain competitive. The compensation committee considered information provided in a November 2023 compensation study when determining the base salaries of the company named executive officers for 2024. In November 2023, the compensation committee approved larger increases for Messrs. Gray and Ring and Ms. Christenson to establish their salary levels more in line with the median salaries of similar roles within our peer group.

Knife River Corporation Proxy Statement 49

Executive Compensation

NEO	2024 Base Salary ($)	2023 to 2024 Increase
Brian R. Gray	880,000	10%
Nathan W. Ring	525,000	17%
Trevor J. Hastings	525,000	5%
Karl A. Liepitz	475,000	1%
Nancy K. Christenson	400,000	14%
Annual Cash Incentive Awards
We are committed to linking our annual cash incentive awards for our named executive officers to performance by rewarding achievement of financial performance measures and ensuring our named executive officers are focused and accountable for our growth and profitability. The performance measures selected by the compensation committee are designed to ensure that compensation paid to the named executive officers reflects the success of Knife River.
In February 2024, the compensation committee approved a target annual cash incentive award for each named executive officer based on a percentage of each named executive officer’s base salary and approved the annual cash incentive performance measures, which were applicable to all named executive officers, as well as the threshold, target and maximum award opportunity levels.

NEO	2024 Target Annual Cash Incentive % of Annual Base Salary	2023 Target Annual Cash Incentive % of Annual Base Salary
Brian R. Gray	115%	115%
Nathan W. Ring	75%	75%
Trevor J. Hastings	75%	75%
Karl A. Liepitz	75%	75%
Nancy K. Christenson	60%	60%
The applicable performance metrics, weightings and other award details for each named executive officer are also described in more detail below.

Metric	Weighting	Definition/Notes
Adjusted EBITDA	90%
Adjusted EBITDA is a non-GAAP financial measure and is defined in this context as net income before interest expense (net of interest income), income taxes and depreciation, depletion and amortization expense, adjusted to exclude unrealized gains (losses) on benefit plan investments, stock-based compensation expense, one-time Separation costs, transaction costs incurred for acquisitions, divestitures or other strategic transactions not included in the plan, asset sale gains (losses), multiemployer pension plan withdrawal liabilities and certain other non-operating items.

TRIR	5%	Measure of incidents that result in an employee injury requiring medical treatment beyond first aid divided by total hours worked.
LTIR	5%	Measure of incidents that result in an employee not being able to return to work for their next scheduled shift divided by total hours worked.

50 Knife River Corporation Proxy Statement

Executive Compensation
Performance Targets and Payout Ranges
To determine the payout associated with each performance metric, the actual performance results are compared to the target performance metric, which results in the percent of target achieved. The payout percentages for actual performance between the specified threshold, target and maximum performance levels is interpolated on a straight-line basis. Achievement of results below the established threshold result in no payout. For the safety metrics, the lower the number, the higher the payout percentage. The threshold, target and maximum performance levels as well as the associated payout opportunity are depicted in the following chart.

	Threshold			Target			Maximum
Performance Measure	Results		Payout %	Results		Payout %	Results		Payout %
Adjusted EBITDA	$325.5	million	50%	$434.0	million	100%	$477.4	million	200%
TRIR	2.40		50%	2.10		100%	1.84		200%
LTIR	0.91		50%	0.55		100%	0.26		200%

2024 Performance Results
The 2024 performance metric results, percent of target achieved based on those results, and the associated payout percentages reflect the company’s 2024 financial performance and are presented below:

Performance Measure	Approved Results		Payout Percentage	% of Award Opportunity Payout	Weighted Award Opportunity Payout %
Adjusted EBITDA	$469.5	million	181.8%	90%	163.6%
TRIR	1.89		180.8%	5%	9.0%
LTIR	0.39		155.2%	5%	7.8%
Total				100.0%	180.4%
Based on our actual performance for 2024, the compensation committee approved the following 2024 cash incentive payouts for the named executive officers.

NEO	2024 Target Annual Cash Incentive ($)	Weighted Award Opportunity Payout %	2024 Actual Annual Cash Incentive ($)
Brian R. Gray	1,012,000	180.4%	1,825,838
Nathan W. Ring	393,750	180.4%	710,399
Trevor J. Hastings	393,750	180.4%	710,399
Karl A. Liepitz	356,250	180.4%	642,742
Nancy K. Christenson	240,000	180.4%	433,005
Long-Term Incentives
As discussed in more detail below, all of our named executive officers participated in the 2024 Knife River long-term incentive plan, which consisted of 65% PSAs that align long-term compensation with the achievement of pre-determined financial performance measures and 35% RSUs. The use of PSAs provides for alignment with stockholders’ interests. The RSUs are designed to incentivize retention of our executives and alignment with the interests of our stockholders. Long-term incentive compensation comprised 63.6% of the CEO’s 2024 total target compensation and 47.5% of the average of the other named executive officer’s 2024 total target compensation. Any stock subsequently earned is subject to our stock ownership requirements.

Knife River Corporation Proxy Statement 51

Executive Compensation
Grant of 2024-2026 Long-Term Equity Incentive Awards
On February 22, 2024, the compensation committee determined the target number of PSAs and RSUs to be granted to each named executive officer by dividing the named executive officer’s target long-term award amount by the average of the closing prices of our stock from January 18, 2024 through January 31, 2024, which was $65.00 per share. Based on this price, the compensation committee awarded the following long-term incentive awards:

NEO	Base Salary ($)	Target Long-Term Incentive of Base Salary (%)	Target Long-Term Incentive Value ($)	Target Performance Shares (#)(1)	Time-Based Restricted Stock Units (#)(2)
Brian R. Gray	880,000	375%	3,300,000	33,000	17,769
Nathan W. Ring	525,000	170%	892,500	8,925	4,805
Trevor J. Hastings	525,000	170%	892,500	8,925	4,805
Karl A. Liepitz	475,000	170%	807,500	8,075	4,348
Nancy K. Christenson	400,000	100%	400,000	4,000	2,153
(1)	PSAs represent 65% of the total 2024 long-term equity compensation.
(2)	RSUs represent 35% of total 2024 long-term equity compensation.
The PSAs may be earned following a three-year performance period at the rate of 0% to 200% of target, based on the achievement of two equally-weighted performance measures:
•Total Stockholder Return (TSR) relative to that of peer companies over the three-year performance period used to measure alignment of the company’s performance relative to a peer group of 36 select companies primarily within the Building Products, Construction & Engineering and Construction Materials Companies in the S&P 1000 Index; and
•Adjusted EBITDA margin growth over the three-year performance period to encourage continued operational margin growth and to align with the company’s EDGE strategy.
The independent compensation consultant recommended, and the compensation committee approved, this peer group for purposes of the 2024-2026 long-term incentive award as it is a stable, robust group of companies reflective of our company’s size, value, and risk profile.
Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenues. Adjusted EBITDA used to calculate Adjusted EBITDA margin growth for the 2024 awards may be adjusted by the compensation committee to remove:
•Gains, losses or impairments on assets sales that are not in the ordinary course of business;
•Withdrawal liabilities relating to multiemployer pension plans; and
•Costs incurred for acquisitions or mergers above that in the approved plan.
Performance Targets and Payout Ranges
To determine the payout associated with each financial measure, the actual performance results are compared to the target performance measure, which results in the percent of target achieved. The payout percentages for actual performance between the specified threshold, target and maximum performance levels is interpolated on a straight-line basis. Achievement of results below the established threshold result in no payout. The threshold, target and maximum performance levels as well as the associated payout opportunity are depicted in the following chart.

	Threshold		Target		Maximum
Performance Measure	Results	Payout %	Results	Payout %	Results	Payout %
Knife River’s relative TSR Percentile Rank	25th	50%	50th	100%	75th or higher	200%
Adjusted EBITDA Margin growth	30% of target	33%	Target	100%	200% of target	200%
We do not disclose the Adjusted EBITDA margin growth target until payout as such disclosure could result in competitive harm and would reveal information about our long-range financial plan, which is not otherwise public.

52 Knife River Corporation Proxy Statement

Executive Compensation
Other Benefits
The company provides post-employment benefit plans and programs to its named executive officers. We believe it is important to provide post-employment benefits which approximate retirement benefits paid by other employers to executives in similar positions. The compensation committee periodically reviews the benefits provided to maintain a market-based benefits package. Our named executive officers participated in the following plans during 2024 which are described below:

Plans	Brian R. Gray	Nathan W. Ring	Trevor J. Hastings	Karl A. Liepitz	Nancy K. Christenson
Pension Plans	No	No	Yes	Yes	Yes
401(k) Retirement Plan	Yes	Yes	Yes	Yes	Yes
Supplemental Income Security Plan	No	No	Yes	No	Yes
Company Contribution to Deferred Compensation Plan	Yes	Yes	Yes	Yes	Yes
Pension Plans
Effective in 2006, the Knife River Corporation Salaried Employees’ Pension Plan (the “KRC pension plan”) and the MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees (the “MDU Resources pension plan”) were closed to new employees, and as of December 31, 2009, the defined benefit plans were frozen. For further details regarding the pension plans, refer to the section entitled “Pension Benefits for 2024.”
401(k) Retirement Plan
The named executive officers, as well as employees working a minimum of 1,000 hours per year, are eligible to participate in the Knife River Corporation 401(k) Retirement Plan (401(k) plan) and defer annual income up to the Internal Revenue Service (IRS) limit. The named executive officers receive a company match up to 3% depending on their elected deferral rate. Contributions and the company match are invested in various funds based on the employee’s election including company common stock.
The company provides increased company contributions to our 401(k) plan in lieu of pension plan contributions. For employees hired after 2006 or employees who were not previously participants in either of the pension plans, the added retirement contribution is 5% of plan eligible compensation. For employees hired prior to 2006 who were participants in the pension plan, the added retirement contributions are based on the employee’s age as of December 31, 2009. The retirement contribution is 5% for Mr. Gray and Mr. Ring, 9% for Mr. Hastings, 7% for Mr. Liepitz, and 11.5% for Ms. Christenson. These amounts may be reduced in accordance with the provisions of the 401(k) plan to ensure compliance with IRS limits.
Supplemental Income Security Plan
The company established the Supplemental Income Security Plan (SISP) in June 2023. The SISP provides participants with additional retirement income and/or death benefits payable for 15 years. For further details regarding the company’s SISP, refer to the section entitled “Pension Benefits for 2024.” Named executive officers participating in the SISP are Mr. Hastings and Ms. Christenson.
Deferred Compensation Plan
The company provides a Deferred Compensation Plan (DCP) which provides a select group of management and other highly compensated employees the opportunity to defer compensation for retirement and other financial purposes. Participants in the plan may defer a portion of their salary and/or annual cash incentive. The compensation committee, upon recommendation from the CEO, may approve company contributions for select participants which vest over a three-year period. Company contributions recognize the participant’s contributions to the company and serve as a retention tool. After satisfying the vesting requirements, distribution will be made in accordance with the terms of the plan. For further details regarding the company’s DCP, refer to the section entitled “Nonqualified Deferred Compensation for 2024.”

Knife River Corporation Proxy Statement 53

Executive Compensation
For 2024, the compensation committee selected and approved company contributions of $88,000 to Mr. Gray, $52,500 to Mr. Ring, $52,500 to Mr. Hastings, $47,500 to Mr. Liepitz, and $40,000 to Ms. Christenson. These amounts represented 10% of their respective base salaries in effect as of January 1, 2024.
Change in Control Severance Plan
In August 2024, the compensation committee adopted the Knife River Corporation Change in Control Severance Plan (the “CIC plan”). Under the CIC plan, if a participant’s employment is terminated by the company other than for cause or by the participant for good reason (in each case, as defined in the CIC Plan) and on or within two years following a change in control (as defined in the CIC Plan), the company will pay or provide to the participant the following: (i) a cash amount equal to the participant’s prorated target annual cash incentive for the year of termination, (ii) a cash amount equal to a multiple of the participant’s annual base salary plus the participant’s target annual cash incentive, and (iii) a cash amount equal to a multiple of the annualized premium cost for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA). Mr. Gray has a multiple of 3x and each of Messrs. Ring, Hastings, and Liepitz, and Ms. Christenson have a multiple of 2x.
As a condition to receipt of the severance benefits, the CIC plan requires that each participant execute and not revoke a general release of claims against the company and agree to comply with one-year post-termination non-competition and employee and customer non-solicitation covenants, a two-year post-termination non-disparagement covenant, and a perpetual confidentiality covenant.
If any payment or benefits would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended, then the payments and benefits under the CIC plan will be reduced to the extent required so that the participant would not be subject to the excise tax if such reduction would put the participant in a more favorable after-tax position than if the participant were to pay the excise tax.
In connection with the adoption of the CIC plan, the company has changed from “single trigger” to “double trigger” change in control vesting for employee equity awards, commencing with the 2025 equity awards. Commencing with the 2025 employee equity awards, such awards will not automatically vest upon a change in control, but instead will vest upon the grantee’s qualifying termination of employment during a specified period following such change in control.

54 Knife River Corporation Proxy Statement

Executive Compensation
Compensation Decision Process for 2024
The process for making executive compensation decisions for 2024 is depicted below.

November 2023 Compensation Committee Meeting
•Received Market Analysis on executive compensation prepared by Meridian
•Approved 2024 salary grade structure
•Approved base salary, annual and long-term target incentive compensation opportunities for 2024

February 2024 Compensation Committee Meeting	•Approved annual cash incentive performance measures for 2024 •Approved grant of 2024-2026 long-term equity-based incentive awards including PSAs and RSUs
August 2024 Compensation Committee Meeting	•Approved and adopted the CIC Plan
February 2025 Compensation Committee Meeting	•Approved results and payment of 2024 annual cash incentives
Role of Management and the Compensation Committee
The compensation committee is responsible for carrying out the philosophy and objectives of the board related to executive compensation. The performance of the CEO and each other executive officer is reviewed regularly by the compensation committee. Based on this review, the compensation committee sets compensation for all executive officers other than the CEO. Compensation decisions with respect to our Section 16 officers other than the CEO are based in part on recommendations by the CEO, with respect to salary adjustments and annual cash and equity awards. The compensation committee can accept, reject or modify any recommended adjustments or awards to Section 16 officers. For the CEO, the compensation committee recommends, and the board approves, the levels of annual adjustments and awards based on the criteria it deems to be appropriate under the circumstances with input from the independent compensation consultant.
Role of the Independent Compensation Consultant
The independent compensation consultant, Meridian, is engaged by and reports to the compensation committee. The compensation committee has determined that Meridian was independent from management and did not present any conflicts of interest in 2024. The compensation committee retains sole authority to hire or terminate Meridian, approve its compensation, determine the nature and scope of services, and evaluate performance. Meridian attends compensation committee meetings, either in person or by video conference, as requested, and communicates with the compensation committee chair between meetings as needed.
Meridian makes recommendations regarding, and proposes adjustments to, our executive officer compensation program as it deems appropriate. While Meridian works closely with the appropriate members of our executive management team in performing these activities, Meridian reports directly to the compensation committee and meets on a regular basis without management present. The compensation committee makes all final decisions.
Role of Peer Companies and Competitive Market Data
The compensation committee’s independent consultant aids in the selection of appropriate peer companies for our compensation benchmarking peer group by evaluating potential peer companies in the construction materials, building products, construction and engineering, and other related industries within the material sector which are similar in size in terms of revenues and market capitalization as well as being based in the United States and publicly-traded on a major United States stock exchange.
For review of compensation of the CEO, CFO and CLO, the independent compensation consultant used market data from 17 peer companies with median revenues of $2.2 billion. The compensation committee targets each element of compensation for our executive officers at the 50th percentile of the market as determined by the benchmarking analysis, as well as other factors including experience, performance and responsibilities. For positions where peer company proxy data was not available,

Knife River Corporation Proxy Statement 55

Executive Compensation
Meridian used compensation data from the Willis Towers Watson General Industry Executive Compensation Survey of 35 construction materials, construction & engineering, building products and broader material companies.

2024 Compensation Benchmarking Peer Group Companies
Allegion plc	Eagle Materials Inc.	Simpson Manufacturing Co., Inc.
Arcosa, Inc.	Gibraltar Industries, Inc.	Sterling Infrastructure, Inc.
Armstrong World Industries, Inc.	Granite Construction Incorporated	Summit Materials, Inc.
Compass Minerals International, Inc.(1)	Martin Marietta Materials, Inc.	The AZEK Company Inc.
Construction Partners, Inc.	Masonite International Corporation	Vulcan Materials Company
Dycom Industries, Inc.	Minerals Technologies Inc.
(1) Peer added in 2024.
Compensation Governance
Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax or accounting treatment in determining compensation. The compensation committee did not make any adjustments to the 2024 compensation program to address the impact of tax or accounting treatment. The compensation committee may also consider the accounting and cash flow implications of various forms of executive compensation. We expense salaries and annual cash incentive compensation as earned. For our equity awards, we record the accounting expense in accordance with Accounting Standards Codification Topic 718, which is generally expensed over the vesting period.
Stock Ownership Requirements
Executive officers are required within five years of June 1, 2023 (or, if later, the individual’s appointment or promotion into an executive level position) to beneficially own our common stock equal to a multiple of their base salary as outlined in the stock ownership policy. Stock owned through our 401(k) plan, or by a spouse, is considered in ownership calculations as well as unvested RSUs. The level of stock ownership compared to the ownership requirement is determined based on the closing sale price of our stock on the last trading day of the year and base salary as of December 31 of the same year. The table shows the named executive officers’ holdings as a multiple of their base salary as of December 31, 2024.

Name	Ownership Policy Multiple of Base Salary Within 5 Years	Actual Holdings as a Multiple of Base Salary	Ownership Requirement Must Be Met By:
Brian R. Gray	6X	10.3	06/01/2028
Nathan W. Ring	3X	6.0	06/01/2028
Trevor J. Hastings	3X	9.0	06/01/2028
Karl A. Liepitz	3X	10.2	06/01/2028
Nancy K. Christenson	2X	12.0	06/01/2028
Stock Retention Requirement
The named executive officers must retain all vested share awards net of taxes if the executive has not met the stock ownership requirements under the company’s stock ownership policy for executives.

56 Knife River Corporation Proxy Statement

Executive Compensation
Incentive Award Clawback Policy
The board has adopted the Incentive Compensation Recovery Policy, effective as of October 2, 2023, in accordance with Rule 10D-1 of the Exchange Act and the corresponding NYSE listing standards. The policy applies to our current and former executive officers as defined in Rule 10D-1, including the named executive officers and will be administered by the compensation committee. In the event we are required to prepare an accounting restatement to correct a material noncompliance with any financial reporting requirement under the securities laws, including restatements that correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the policy provides for the recovery of erroneously awarded incentive-based compensation received by executive officers on or after the policy’s effective date. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement.
Policy Regarding Hedging Stock Ownership
Our Insider Trading Policy prohibits executive officers, which includes our named executive officers, from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership. See the section entitled “Prohibitions on Hedging/Pledging Company Stock” for our policy on margin accounts and pledging of our stock.

Knife River Corporation Proxy Statement 57

Executive Compensation
COMPENSATION COMMITTEE REPORT
The compensation committee is primarily responsible for reviewing, approving, and overseeing the company’s compensation plans and practices and works with management and the committee’s independent compensation consultant to develop the company executive compensation programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A.
German Carmona Alvarez, Chair
Patricia Chiodo
Thomas W. Hill
Patricia L. Moss

58 Knife River Corporation Proxy Statement

Executive Compensation
Compensation Policies and Practices as They Relate to Risk Management
The company completed its annual risk assessment of our 2024 compensation programs and concluded that our compensation policies and practices do not create risks which could have a material adverse effect on the company. After review and discussion of the assessment with the management policy committee, the company identified the following practices designed to prevent excessive risk taking:
•Business management and governance practices:
◦The company completed implementation of the initial phase of a human capital management system and continues to implement additional phases focused in areas to attract, recruit, train, develop and retain employees to achieve short- and long-term objectives;
◦Risk management is a specific performance competency included in the annual performance assessment of executives;
◦Board oversight and authorization on capital expenditure and operating plans promotes careful consideration of financial assumptions;
◦Board approval on business acquisitions above a specific dollar amount or on any transaction involving the exchange of company common stock;
◦Employee integrity training programs and anonymous reporting systems;
◦Regular risk assessment reports at audit committee meetings; and
◦Prohibitions on holding company stock in an account that is subject to a margin call, pledging company stock as collateral for a loan, and hedging of company stock by executive officers and directors.
•Executive compensation practices:
◦Active compensation committee review of all executive compensation programs as well as comparison of company performance to its peer group;
◦Use of independent compensation consultants to assist in establishing pay targets and compensation structure;
◦Determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies;
◦Consideration of peer group and/or relevant industry practices to establish appropriate compensation target amounts;
◦A balanced compensation mix of fixed salary as well as annual and long-term incentives tied to the company’s financial and stock performance;
◦Use of interpolation for annual and long-term incentive awards to avoid payout cliffs;
◦Compensation committee negative discretion to adjust any annual cash incentive award payment downward;
◦Use of caps on annual cash incentive awards with the maximum of 200% of target;
◦Incentive compensation recovery policy and additional clawback provisions in the annual and long-term incentive plans in the event of a financial restatement;
◦Use of PSAs for 65% of the long-term incentive award opportunity with relative total stockholder return and Adjusted EBITDA margin growth performance measures;
◦Use of RSUs for 35% of the long-term incentive award opportunity to serve as a retention tool;
◦Use of three-year performance periods for PSAs and RSUs to discourage short-term risk-taking.
◦Substantive annual cash incentive goals measured by Adjusted EBITDA for all executives, which is an important measure to stockholders and encourages balanced performance comprising 90% of the annual cash incentive award opportunity;
◦Inclusion of a safety annual cash incentive goal comprising 10% of the total award opportunity to emphasize the company’s commitment to an industry leading safety culture;

Knife River Corporation Proxy Statement 59

Executive Compensation
◦Use of financial performance metrics that are readily monitored and reviewed;
◦Regular review of companies in the compensation benchmarking peer group to ensure appropriateness and industry match;
◦Stock ownership requirements for the board members and for executive officers; and
◦Mandatory holding periods of net after-tax company stock awards to executives until stock ownership requirements are achieved.

60 Knife River Corporation Proxy Statement

EXECUTIVE COMPENSATION TABLES

Summary Compensation Table for 2024

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)(1)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)(2)	All Other Compensation ($) (i)(3)	Total ($) (j)
Brian R. Gray President and Chief Executive Officer (CEO)	2024	880,000	—	4,119,361	1,825,838	—	116,374	6,941,573
	2023	658,334	—	2,620,279	1,644,521	—	68,348	4,991,482
	2022	359,341	—	—	332,717	—	72,308	764,366
Nathan W. Ring Vice President and Chief Financial Officer (CFO)	2024	525,000	—	1,114,035	710,399	—	80,874	2,430,308
	2023	394,408	—	661,819	624,096	—	58,829	1,739,152
	2022	302,952	—	169,102	95,127	—	63,077	630,258
Trevor J. Hastings Vice President and Chief Operating Officer (COO)	2024	525,000	—	1,114,035	710,399	—	94,674	2,444,108
	2023	466,904	100,000	768,210	752,381	58,062	82,322	2,227,879
	2022	400,000	—	405,956	36,720	—	97,478	940,154
Karl A. Liepitz Vice President, Chief Legal Officer and Secretary (CLO)	2024	475,000	—	1,007,980	642,742	—	82,736	2,208,458
	2023	470,000	—	867,663	756,879	8,525	82,428	2,185,495
	2022	440,000	—	714,491	187,110	—	100,604	1,442,205
Nancy K. Christenson Vice President of Administration	2024	400,000	—	499,257	433,005	—	86,619	1,418,881
	2023	326,084	—	353,418	428,167	5,280	75,215	1,188,164
	2022	280,000	—	156,301	87,920	17,630	80,378	622,229

(1)
Amounts in this column represent the aggregate grant date fair value of RSUs and PSAs at target calculated in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718 and as described in Note 12 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. This column was prepared assuming none of the awards were or will be forfeited. For 2024, the aggregate grant date fair value of the outstanding PSAs assume the highest level of payout would be as follows:

Name	Aggregate Grant Date Fair Value at Highest Payout ($)
Brian R. Gray	6,956,866
Nathan W. Ring	1,881,437
Trevor J. Hastings	1,881,437
Karl A. Liepitz	1,702,295
Nancy K. Christenson	843,197

Knife River Corporation Proxy Statement 61

Executive Compensation Tables

(2)
Amounts shown for 2024 represent the change in the actuarial present value for the named executive officers’ accumulated benefits under the pension plan and SISP. There were no above-market earnings on deferred compensation in 2024.

	Name	Accumulated Pension Change ($)
	Brian R. Gray	—
	Nathan W. Ring	—
	Trevor J. Hastings	(35,025)
	Karl A. Liepitz	(5,070)
	Nancy K. Christenson	(100,873)

(3)	All Other Compensation for 2024 is comprised of:
	Name	401(k) Plan ($)(a)	Nonqualified Deferred Compensation Plan ($)(b)	Life Insurance Premium ($)	Total ($)
	Brian R. Gray	27,600	88,000	774	116,374
	Nathan W. Ring	27,600	52,500	774	80,874
	Trevor J. Hastings	41,400	52,500	774	94,674
	Karl A. Liepitz	34,500	47,500	736	82,736
	Nancy K. Christenson	46,000	40,000	619	86,619

	(a)	Represents Knife River contributions to the 401(k) plan, which includes matching contributions and retirement contributions associated with the frozen pension plan as of December 31, 2009.
	(b)
Represents Knife River contribution amounts to the DCP, which are approved by the compensation committee. For further information, see the section entitled “Nonqualified Deferred Compensation for 2024.”

62 Knife River Corporation Proxy Statement

Executive Compensation Tables
Grants of Plan-Based Awards in 2024

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Brian R. Gray		(1)	506,000	1,012,000	2,024,000
	2/22/2024	(2)				13,695	33,000	66,000		2,837,505
	2/22/2024	(3)							17,769	1,281,856
Nathan W. Ring		(1)	196,875	393,750	787,500
	2/22/2024	(2)				3,704	8,925	17,850		767,402
	2/22/2024	(3)							4,805	346,633
Trevor J. Hastings		(1)	196,875	393,750	787,500
	2/22/2024	(2)				3,704	8,925	17,850		767,402
	2/22/2024	(3)							4,805	346,633
Karl A. Liepitz		(1)	178,125	356,250	712,500
	2/22/2024	(2)				3,351	8,075	16,150		694,315
	2/22/2024	(3)							4,348	313,665
Nancy K. Christenson		(1)	120,000	240,000	480,000
	2/22/2024	(2)				1,660	4,000	8,000		343,940
	2/22/2024	(3)							2,153	155,317

(1)	Annual cash incentive for 2024 granted pursuant to the Knife River Corporation Executive Incentive Compensation Plan.
(2)	PSAs for the 2024-2026 performance period granted pursuant to the Knife River Corporation Long-Term Performance-Based Incentive Plan.
(3)	RSUs for the 2024-2026 period granted pursuant to the Knife River Corporation Long-Term Performance-Based Incentive Plan.
Narrative Discussion Relating to the Summary Compensation Table and Grants of Plan-Based Awards Table
Annual Cash Incentive
The compensation committee and company management recommended the 2024 annual cash incentive award for our named executive officers. The compensation committee approved these opportunities for our named executive officers except the CEO and the board approved these opportunities for the CEO at its meeting on February 22, 2024. The awards at threshold, target, and maximum are reflected in columns (c), (d), and (e), respectively, of the Grants of Plan-Based Awards Table. The actual amount paid with respect to 2024 performance is reflected in column (g) of the Summary Compensation Table.
As described in the “Annual Cash Incentives” section of the “Compensation Discussion and Analysis,” payment of annual cash incentive awards is dependent upon achievement of performance measures; actual payout may range from 0% to 200% of the target.
All our named executive officers were awarded their annual cash incentives pursuant to the Knife River Corporation Executive Incentive Compensation Plan. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level, and whether to adjust payment of awards downward based upon individual performance. For further discussion of the specific 2024 incentive plan performance measures and results, see the “Annual Cash Incentives” section in the “Compensation Discussion and Analysis.”

Knife River Corporation Proxy Statement 63

Executive Compensation Tables
Long-Term Incentive
The compensation committee recommended long-term incentive awards for the named executive officers in the form of 65% PSAs and 35% RSUs, which were approved by the compensation committee for our named executive officers except the CEO and by the board for the CEO at its meeting on February 22, 2024. The portion of the long-term incentive associated with PSAs are presented as the number of PSAs at threshold, target, and maximum in columns (f), (g), and (h) of the Grants of Plan-Based Awards Table. The value of the long-term performance-based incentive is based on the aggregate grant date fair value and is included in the amount recorded in column (e) of the Summary Compensation Table and column (l) of the Grant of Plan-Based Awards Table.
Depending on the achievement of the performance measures associated with our 2024-2026 performance period measured as of December 31, 2026, executives will receive from 0% to 200% of the target PSAs in February 2027.
The portion of the long-term incentive associated with RSUs are presented as the number of units in column (i) of the Grants of Plan-Based Awards Table. The value of the RSUs is based on the aggregate grant date value and is included in the amount recorded in column (e) of the Summary Compensation Table and column (l) of the Grant of Plan-Based Awards Table.
The 2024-2026 RSUs will vest on December 31, 2026, if the executives remain employed with the company through the vesting date, unless there is an acceleration of vesting due to retirement, death or disability as described in the plan agreement. Settlement of the RSUs will occur in January 2027.
Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation as presented in the Summary Compensation Table. Bonuses for purposes of this table and the Summary Compensation Table refer to discretionary payments to executive officers outside of our executive incentive plans as described above. No other bonuses were paid to the executive officers in 2024.

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
Brian R. Gray	880,000	—	6,941,573	12.7%
Nathan W. Ring	525,000	—	2,430,308	21.6%
Trevor J. Hastings	525,000	—	2,444,108	21.5%
Karl A. Liepitz	475,000	—	2,208,458	21.5%
Nancy K. Christenson	400,000	—	1,418,881	28.2%

64 Knife River Corporation Proxy Statement

Executive Compensation Tables
Outstanding Equity Awards at Fiscal Year-End 2024
The following table sets forth information regarding RSUs and PSAs that had not vested for each named executive officer as of December 31, 2024.

	Stock Awards
Name (a)	Number of Shares or Units of Stock That Have Not Vested (#) (g)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)(2)
Brian R. Gray	80,692	8,201,535	33,000	3,354,120
Nathan W. Ring	20,556	2,089,312	8,925	907,137
Trevor J. Hastings	23,544	2,393,012	8,925	907,137
Karl A. Liepitz	26,233	2,666,322	8,075	820,743
Nancy K. Christenson	10,706	1,088,158	4,000	406,560

(1)	Below is a breakdown by year of outstanding RSUs.

	Name	2023 Award to Vest on December 31, 2025 (#)	2024 Award to Vest on December 31, 2026 (#)	Total (#)
	Brian R. Gray	62,923	17,769	80,692
	Nathan W. Ring	15,751	4,805	20,556
	Trevor J. Hastings	18,739	4,805	23,544
	Karl A. Liepitz	21,885	4,348	26,233
	Nancy K. Christenson	8,553	2,153	10,706

(2)	Value based on the number of RSUs and PSAs reflected in columns (g) and (i), as applicable, multiplied by $101.64, the year-end per share closing stock price for 2024.
(3)	PSAs that will vest on December 31, 2026, are shown at the target level (100%) based on results for the first year of the performance period being between threshold and target.

Knife River Corporation Proxy Statement 65

Executive Compensation Tables
Option Exercises and Stock Vested During 2024

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)(1)	Value Realized on Vesting ($) (e)(2)
Brian R. Gray	—	—
Nathan W. Ring	4,258	432,783
Trevor J. Hastings	10,223	1,039,066
Karl A. Liepitz	17,993	1,828,809
Nancy K. Christenson	3,935	399,953

(1)	Reflects RSUs which vested on December 31, 2024, and were settled on February 27, 2025.
(2)	Reflects the value of RSUs based on the closing stock price of $101.64 per share upon the vesting of stock on December 31, 2024.
Pension Benefits for 2024

Name (a)	Plan Name (b)(1)	Number of Years Credited Service (#) (c)(2)	Present Value of Accumulated Benefit ($) (d)
Brian R. Gray	Pension	n/a	—
	SISP	n/a	—
Nathan W. Ring	Pension	n/a	—
	SISP	n/a	—
Trevor J. Hastings	Pension	13	273,185
	SISP	10	344,508
Karl A. Liepitz	Pension	6	32,079
	SISP	n/a	—
Nancy K. Christenson	Pension	32	968,801
	SISP	10	785,140

(1)
Messrs. Gray and Ring do not participate in the pension plan or SISP. Mr. Hastings and Ms. Christenson participate in the KRC pension plan and the SISP. Mr. Liepitz is a vested term participant in the MDU Resources pension plan.

(2)
Years of credited service related to the pension plan reflects the years of participation in the plan as of December 31, 2009, when the pension plan was frozen. Years of credited service related to the SISP reflects the years toward full vesting of the benefit which is 10 years.

The amounts shown for the KRC pension plan and SISP represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2024, calculated using:
•A 5.29% discount rate for the SISP;
•A 5.39% discount rate for the KRC pension plan;
•The Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post commencement only); and
•No recognition of pre-retirement mortality.
The actuary assumed a retirement age of 60 for the pension and SISP benefits and assumed retirement benefits commence at age 60 for the pension and age 65 for SISP benefits.

66 Knife River Corporation Proxy Statement

Executive Compensation Tables
Pension Plans
The named executive officers that participate in a pension plan participate in either the KRC pension plan or the MDU Resources pension plan. Knife River was formerly a wholly owned subsidiary of MDU Resources Group, Inc. and certain named executive officers were participants of the MDU Resources pension plan. Both plans apply to employees hired before 2006 and were amended to cease benefit accruals as of December 31, 2009. The benefits under both pension plans are based on a participant’s average annual salary over the 60 consecutive month period where the participant received the highest annual salary between 1999 and 2009. Benefits are paid as straight life annuities for single participants and as actuarially reduced annuities with a survivor benefit for married participants unless they choose otherwise.
Supplemental Income Security Plan
The SISP was offered to select key managers and executives with benefits determined by reference to levels defined within the plan. Participation in the SISP was only available to employees that were participants in the MDU Resources Group, Inc. Supplemental Income Security Plan prior to May 22, 2023. The SISP is intended to augment the retirement income provided under the pension plans and is payable to the participant or their beneficiary for a period of 15 years. The SISP benefits are subject to a vesting schedule where participants are 100% vested after ten years of participation in the plan. The annual SISP retirement benefit is $64,320 for Mr. Hastings and $75,000 for Ms. Christenson. The annual SISP death benefit is $128,640 for Mr. Hastings and $150,000 for Ms. Christenson.
Participants can elect to receive the SISP as:
•Monthly retirement benefits only;
•Monthly death benefits paid to a beneficiary only; or
•A combination of retirement and death benefits, where each benefit is reduced proportionately.
Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided.
The SISP benefits are forfeited if the participant’s employment is terminated for cause.

Knife River Corporation Proxy Statement 67

Executive Compensation Tables
Nonqualified Deferred Compensation for 2024
Deferred Annual Cash Incentive Compensation
Executives participating in the MDU Resources Executive Incentive Compensation Plan could elect to defer up to 100% of their annual cash incentive awards which would accrue interest at a rate determined each year based on an average of the Treasury High Quality Market Corporate Bond Yield Curve for the last business day of each month for the twelve month period from October to September. The interest rate in effect for 2024 was 5.3%. Payment of deferred amounts is in accordance with the participant’s election either as lump sum or in monthly installments not to exceed 120 months, following termination of employment or beginning in the fifth year following the year the award was earned. In the event of a change of control, all amounts deferred would immediately become payable. For purposes of deferred annual cash incentive compensation, a change of control is defined as:
•An acquisition during a 12-month period of 30% or more of the total voting power of our stock;
•An acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock;
•Replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors; or
•Acquisition of our assets having a gross fair market value at least equal to 40% of the gross fair market value of all of our assets.
The deferred compensation provision of the MDU Resources Executive Incentive Compensation Plan was frozen to new contributions effective January 1, 2021. Knife River established the Knife River Corporation Executive Incentive Compensation Plan effective with the Separation, including the deferred compensation provision as described in the Deferred Compensation Plan section below.
Nonqualified Defined Contribution Plan
MDU Resources adopted the Nonqualified Defined Contribution Plan, effective January 1, 2012, to provide deferred compensation for a select group of employees. Knife River established the Knife River Corporation Nonqualified Defined Contribution Plan effective with the Separation. Company contributions to participant accounts were approved by the compensation committee and constitute an unsecured promise of the company to make such payments. Participant accounts capture the hypothetical investment experience based on the participant’s elections. Participants may select from a group of investment options including fixed income, balance/asset allocation, and various equity offerings. Contributions made prior to 2017 vested four years after each contribution while contributions made in and after 2017 vest ratably over a three-year period in accordance with the terms of the plan. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon separation from service with the company. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause. The company’s Nonqualified Defined Contribution Plan was frozen to new participants and contributions effective January 1, 2021.
Deferred Compensation Plan
The company adopted the DCP, effective upon the Separation, which mirrored the terms of the MDU Resources Deferred Compensation Plan. Under the company’s DCP, participants can defer up to 80% of base salary and up to 100% of their annual cash incentive payment. The company provides discretionary credits to select individuals recommended by the CEO and approved by the compensation committee. Participants are 100% vested in their contributions of salary and/or annual cash incentive but vesting of discretionary employer credits occurs ratably over three years. Participants can establish one or more retirement or in-service accounts which capture the hypothetical investment experience based on a suite of investment options. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon a qualifying distribution event. Plan benefits become fully vested if the participant dies or becomes disabled while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.

68 Knife River Corporation Proxy Statement

Executive Compensation Tables
The table below represents the combined participant earnings and participant balances under all three nonqualified plans.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)(1)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Brian R. Gray	—	88,000	69,439	—	582,899
Nathan W. Ring	—	52,500	31,999	—	305,296
Trevor J. Hastings	—	52,500	33,392	—	358,285
Karl A. Liepitz	—	47,500	37,810	—	282,159
Nancy K. Christenson	171,267	40,000	169,895	—	2,780,201

(1)	Represents contributions made in 2024 by the company under the DCP.
Potential Payments upon Termination or Change of Control
The Potential Payments upon Termination or Change of Control Table shows the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios or upon a change of control. The scenarios include:
•Voluntary or Not for Cause Termination;
•Death;
•Disability;
•Change of Control with Termination; and
•Change of Control without Termination.
For the named executive officers, the information assumes the terminations or the change of control occurred on December 31, 2024.
The table excludes compensation and benefits our named executive officers would earn during their employment with us whether or not a termination or change of control event had occurred. The tables also do not include benefits under plans or arrangements generally available to all salaried employees and that do not discriminate in favor of the named executive officers, such as benefits under a qualified defined benefit pension plan (for employees hired before 2006), accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include deferred compensation under the Knife River Corporation Executive Incentive Compensation Plan, Knife River Corporation Nonqualified Defined Contribution Plan, or the Knife River Corporation Deferred Compensation Plan. These amounts are shown and explained in the “Nonqualified Deferred Compensation for 2024” table. This table does not include SISP or SISP death benefits. These are explained in the “Pension Benefits for 2024” table.

Knife River Corporation Proxy Statement 69

Executive Compensation Tables
Compensation
All named executive officers are participants in the CIC plan and would receive benefits under the CIC plan if a participant experiences a qualifying termination. A qualifying termination means termination of a participant’s employment, during the two-year period beginning on and including the date of a change in control, by the participant for good reason or by the company other than for cause. Termination of employment due to a participant’s death or disability will not qualify the participant for benefits under the CIC plan. For purposes of the CIC plan, (i) change in control has the meaning given to such term in the LTIP (as defined below); (ii) good reason is defined to include a reduction in the participant’s base salary, target annual cash incentive, or target annual long term incentive; a relocation of the participant’s primary place of employment by more than fifty miles, or a material reduction in the participant’s titles, authority, reporting relationship, duties, or responsibilities; (iii) and cause is defined to include the participant’s conviction of a felony, fraud or dishonesty, or willful nonfesance. Upon a qualifying termination, the company will pay or provide to the participant the following:
•A cash amount equal to the participant’s prorated target annual cash incentive for the year of termination,
•A cash amount equal to a multiple of the participant’s annual base salary plus the participant’s target annual cash incentive, and
•A cash amount equal to a multiple of the annualized premium cost for continued coverage under COBRA.
Mr. Gray has a multiple of 3x and each of Messrs. Ring, Hastings, and Liepitz, and Ms. Christenson have a multiple of 2x. As a condition to receipt of the severance benefits, the CIC plan requires that each participant execute and not revoke a general release of claims against the company and agree to comply with one-year post-termination non-competition and employee and customer non-solicitation covenants, a two-year post-termination non-disparagement covenant, and a perpetual confidentiality covenant. If a payment or benefits would cause a participant to become subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, then the payments and benefits under the CIC plan will be reduced to the extent required so that the participant would not be subject to the excise tax if such reduction would put the participant in a more favorable after-tax position than if the participant were to pay the excise tax.
All named executive officers were granted their 2024 annual cash incentive award under the Executive Incentive Compensation Plan, which requires participants to remain employed with the company through the service year to be eligible for a payout, unless otherwise determined by the compensation committee for executive officers, employment termination after age 65, or as provided under the CIC plan. All our scenarios assume a termination or change in control event on December 31, 2024. In these scenarios, the named executive officers would be considered employed for the entire performance period and would be eligible to receive their annual cash incentive award based on the level that the performance measures were achieved. Therefore, no amounts are shown for annual cash incentives in the tables, as they would be eligible to receive their annual cash incentive award with or without a termination or change of control on December 31, 2024.
All named executive officers received their equity share awards under the Long-Term Performance-Based Incentive Plan (LTIP) which consist of PSAs for the 2024-2026 vesting period and RSUs for the 2023-2025 and 2024-2026 vesting periods.
A change of control (with or without termination) is defined in the LTIP as:
•The acquisition by an individual, entity, or group of 20% or more of our then outstanding common stock, subject to certain exceptions;
•A majority of our board of directors whose election or nomination was not approved by a majority of the incumbent board members, subject to certain exceptions;
•Consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before such transaction and at least a majority of the board of the resulting corporation is comprised of our directors; or
•Stockholder approval of our liquidation or dissolution.

70 Knife River Corporation Proxy Statement

Executive Compensation Tables
In the case of a change in control (with or without termination) both the PSAs and the RSUs would be deemed fully earned and vest at their target levels for the named executive officers. In connection with the company’s adoption of the CIC plan, the company has changed from “single trigger” to “double trigger” change in control vesting for employee equity awards, commencing with the 2025 equity awards. Commencing with the 2025 employee equity awards, such awards will not automatically vest upon a change in control, but instead will vest upon the grantee’s qualifying termination of employment during a specified period following such change in control.
For our PSAs, if a participant terminates employment for any reason other than a change of control or prior to reaching age 55 with 10 years of service, their PSAs are forfeited. If a participant terminates employment for any reason other than for cause after reaching age 55 and completing 10 years of service, PSAs are prorated as follows:
•Termination of employment during the first year of the vesting period = equity share awards are forfeited;
•Termination of employment during the second year of the vesting period = equity share awards earned are prorated based on the number of months employed during the vesting period based on the performance metrics; and
•Termination of employment during the third year of the vesting period = full amount of any equity share awards earned are received, based on the performance metrics.
Under the scenarios of voluntary or not for cause termination, disability or death, Ms. Christenson would receive PSAs as she has reached the age of 55 and has 10 or more years of service. However, since this is the first year of the vesting period for the 2024-2026 award, all PSAs earned by Ms. Christenson would be forfeited.
As Messrs. Gray, Ring, Hastings, and Liepitz have not reached the age of 55, PSAs would be forfeited under the scenarios of voluntary or not for cause termination, death or disability.
Our RSU award agreement provides that RSUs are forfeited if the participant’s employment terminates for situations other than death, disability or before the participant has reached age 55 with 10 years of service. If a participant’s employment terminates after reaching age 55 and completing 10 years of service, RSUs are prorated as follows:
•Termination of employment during the first year of the vesting period = RSUs are forfeited;
•Termination of employment during the second year of the vesting period = RSUs earned are prorated based on the number of months employed during the vesting period; and
•Termination of employment during the third year of the vesting period = full amount of any RSUs earned are received.
In situations of death or disability, the RSUs earned would be prorated based on the number of full months of employment completed prior to death or disability during the vesting period.
In the case of voluntary or not for cause termination, Ms. Christenson, who has reached age 55, would have forfeited the RSUs granted in 2024, would have vested in 2/3 of the RSUs granted in 2023 based on 24 out of 36 months of the vesting period, and the RSUs granted in 2022 would have vested by their terms regardless of termination. Since Messrs. Gray, Ring, Hastings and Liepitz have not reached age 55, in the case of voluntary or not for cause termination, the RSUs granted in 2022 would have vested by their terms regardless of termination, and they would have forfeited the RSUs granted in 2023 and 2024.
In the case of termination due to death or disability, all our named executive officers would have vested in 1/3 of the RSUs granted in 2024 based on 12 out of 36 months of the vesting period, in 2/3 of the RSUs granted in 2023 based on 24 out of 36 months of the vesting period, and the RSUs granted in 2022 would have vested by their terms regardless of termination.
For purposes of calculating the PSAs and RSUs value shown in the Potential Payments upon Termination or Change of Control Table, the number of vesting shares was multiplied by $101.64, the closing market price for the last business day of the year, which was December 31, 2024.

Knife River Corporation Proxy Statement 71

Executive Compensation Tables
Benefits
Disability
We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a salary limit of $200,000 for officers and $100,000 for other salaried employees. For all eligible employees, disability payments continue until as follows:

Age When Disabled	Benefits Payable
Prior to age 60	To age 65
Ages 60 to 64	60 months
Ages 65-67	To age 70
Age 68 and over	24 months
Disability benefits are reduced for amounts paid as retirement benefits which include pension and SISP benefits. The disability payments in the Potential Payments upon Termination or Change of Control Table reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. For Mr. Hastings, who participates in the KRC pension plan, and Mr. Liepitz who is a vested term in the MDU Resources pension plan, the amount represents the present value of the disability benefit after reduction for retirement benefits using a discount rate of 5.39% for the pension plans. Because Ms. Christenson’s retirement benefits are greater than the disability benefit, the amount shown is zero. For Messrs. Gray and Ring who do not participate in the pension plans, the amount represents the present value of the disability benefit without reduction for retirement benefits using the discount rate of 5.29%, which is considered a reasonable rate for purposes of the calculation.

72 Knife River Corporation Proxy Statement

Executive Compensation Tables
Potential Payments upon Termination or Change of Control Table

Executive Benefits and Payments upon Termination or Change of Control	Voluntary or Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
Brian R. Gray
Compensation:
PSAs	—	—	—	3,354,120	3,354,120
RSUs	—	4,865,676	4,865,676	8,201,535	8,201,535
Cash Payments under CIC Plan	—	—	—	5,900,651	—
Benefits and Perquisites:
Disability Benefits	—	—	478,936	—	—
	—	4,865,676	5,344,612	17,456,306	11,555,655
Nathan W. Ring
Compensation:
PSAs	—	—	—	907,137	907,137
RSUs	—	1,230,081	1,230,081	2,089,312	2,089,312
Cash Payments under CIC Plan	—	—	—	1,988,905	—
Benefits and Perquisites:
Disability Benefits	—	—	634,323	—	—
	—	1,230,081	1,864,404	4,985,353	2,996,449
Trevor J. Hastings
Compensation:
PSAs	—	—	—	907,137	907,137
RSUs	—	1,432,548	1,432,548	2,393,012	2,393,012
Cash Payments under CIC Plan	—	—	—	1,963,580	—
Benefits and Perquisites:
Disability Benefits	—	—	409,148	—	—
	—	1,432,548	1,841,696	5,263,729	3,300,149
Karl A. Liepitz
Compensation:
PSAs	—	—	—	820,743	820,743
RSUs	—	1,630,238	1,630,238	2,666,322	2,666,322
Cash Payments under CIC Plan	—	—	—	1,828,663	—
Benefits and Perquisites:
Disability Benefits	—	—	684,951	—	—
	—	1,630,238	2,315,189	5,315,728	3,487,065
Nancy K. Christenson
Compensation:
PSAs	—	—	—	406,560	406,560
RSUs	979,505	652,495	652,495	1,088,158	1,088,158
Cash Payments under CIC Plan	—	—	—	1,379,275	—
Benefits and Perquisites:
Disability Benefits	—	—	—	—	—
	979,505	652,495	652,495	2,873,993	1,494,718

Knife River Corporation Proxy Statement 73

Executive Compensation Tables
CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information regarding the relationship of the median of the annual total compensation of our employees and the annual total compensation of Brian R. Gray, our president and chief executive officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.
To identify our median employee and to determine the annual total compensation of the median employee and our CEO, we used the following methodology and material assumptions, adjustments and estimates:
•We determined that, as of November 9, 2024, our employee population consisted of approximately 5,748 individuals working at the company and its consolidated subsidiaries, all of which are located within the United States.
•To identify the “median employee” from our employee population, we reviewed the amount of compensation reported to the Internal Revenue Service on Form W-2, box 5 for 2024 (as reflected in our payroll records) for each of our employees, excluding our CEO. Our median employee is an hourly paid employee with six years of work history at a subsidiary company with compensation consisting of wages, bonus, company 401(k) matching contributions, profit sharing and life insurance premiums.
•Once identified, we categorized the median employee’s compensation using the same methodology as the compensation components reported in the Summary Compensation Table.
For 2024, our last completed fiscal year:
•The median of the annual total compensation for all employees of our company (other than our CEO) was $79,143; and
•The annual total compensation of our CEO, as reported in the Summary Compensation Table, was $6,941,573.
Based on this information, for 2024, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (other than our CEO) was 88 to 1.

74 Knife River Corporation Proxy Statement

Executive Compensation Tables
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information regarding the Compensation Actually Paid (CAP), as defined by SEC rules, to our named executive officers and certain company financial performance. As permitted by SEC rules, we are providing such disclosure for only 2024 and 2023, because we were not a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act prior to such years. The CAP amounts shown in the table below do not reflect the actual amount of compensation earned by or paid to our executives during the applicable year. Please refer to the “Compensation Discussion and Analysis” section in this Proxy Statement for a complete description of how executive compensation relates to company performance and how the compensation committee makes its decisions.

	Summary Compensation Table Total for Principal Executive Officer (PEO) ($)(2)	Compensation Actually Paid to PEO ($)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($)(4)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(5)	Value of initial fixed $100 investment based on:		Net Income (in thousands) ($)	Company Selected Measure - Adjusted EBITDA (in thousands) ($)(8)
Year(1)					Total Stockholder Return ($)(6)	Peer Group Total Stockholder Return ($)(7)
2024	6,941,573	11,332,653	2,125,439	3,513,404	290.23	117.14	201,678	469,502
2023	4,991,482	6,535,447	1,835,172	2,665,370	188.98	120.11	182,872	432,421
(1)Our PEO for 2024 and 2023 was Brian R. Gray. Our non-PEO named executive officers for 2024 were Nathan W. Ring, Trevor J. Hastings, Karl A. Liepitz and Nancy K. Christenson.
(2)Represents Mr. Gray’s total compensation as shown in the Summary Compensation Table (SCT) for 2024.
(3)To arrive at 2024 CAP for Mr. Gray, total compensation as reported in the SCT was adjusted for the following:

2024
SCT Total Compensation for the PEO	6,941,573
less: Reported Value of Stock Awards in the SCT	4,119,361
plus: Stock Award Adjustments(a)	8,510,441
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	—
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—
CAP for the PEO	11,332,653
(a)Stock Award Adjustment in determining CAP is as follows (fair value of equity awards was determined using methodologies and assumptions developed in a manner materially consistent with those used to determine the grant date fair value of the awards):

Year	Year-end Fair Value of Equity Awards Granted in the Year which are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	6,279,191	2,231,250	—	—	—	—	8,510,441
(4)Represents the average total compensation of our non-PEO named executive officers as shown in the SCT for 2024.

Knife River Corporation Proxy Statement 75

Executive Compensation Tables
(5)To arrive at the 2024 Average CAP for our non-PEO named executive officers, total compensation as reported in the SCT was adjusted for the following:

2024
Average of SCT Total Compensation for Non-PEO Named Executive Officers	2,125,439
less: Reported Value of Stock Awards in the SCT	933,827
plus: Stock Award Adjustments(a)	2,321,792
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT	—
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans	—
Average CAP for the Non-PEO Named Executive Officers	3,513,404
(a)Stock Award Adjustments in determining CAP

Year	Year-end Fair Value of Equity Awards Granted in the Year which are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	1,423,439	575,587	—	322,766	—	—	2,321,792
(6)Represents value of $100 invested in company stock on June 1, 2023 (the date we become a publicly traded company), through the end of the listed fiscal year, assuming dividends, if any, are reinvested in company stock at the frequency paid.
(7)Represents the value of $100 invested in the S&P 400 Materials Index, which is used for the company’s stock performance graph in the 2024 Annual Report, on June 1, 2023 (the date we become a publicly traded company), through the end of the listed fiscal year, assuming dividends are reinvested in the compensation peer group stock at the frequency paid.
(8)Adjusted EBITDA is a non-GAAP financial measure and is calculated by adding back income taxes; interest expense (net of interest income); depreciation, depletion and amortization expense; unrealized gains and losses on benefit plan investments; stock-based compensation; and one-time Separation costs to net income.
2024 Most Important Financial Measures
The financial performance measures identified as the most important measures used by the company to link PEO and non-PEO named executive officer 2024 CAP to company performance are listed below in unranked order, each of which is described in more detail in the “Compensation Discussion and Analysis”.

Performance Metrics Most Closely Linked to CAP for 2024
Adjusted EBITDA
Adjusted EBITDA margin growth
Relative Total Stockholder Return
Descriptions of the Information Presented in the Pay Versus Performance Table
We are providing the following graphics to illustrate the relationship between our PEO CAP and our non-PEO named executive officers’ CAP as a group and company performance, as set forth and described in and under the “Pay Versus Performance” table, including the company’s net income and Adjusted EBITDA and the company and peer group’s respective TSR during 2024 and 2023, assuming $100 initial investment on June 1, 2023.

76 Knife River Corporation Proxy Statement

Executive Compensation Tables
CAP vs. Company TSR and Peer Group TSR
The following chart depicts the PEO and average non-PEO named executive officer CAP compared to the company’s TSR and peer group TSR for 2024 and 2023.
CAP vs. Net Income
The following chart depicts the PEO and average non-PEO named executive officer CAP compared to the company’s Net Income for 2024 and 2023.

Knife River Corporation Proxy Statement 77

Executive Compensation Tables
CAP vs. Adjusted EBITDA
The following chart depicts the PEO and average non-PEO named executive officer CAP compared to the company’s Adjusted EBITDA for 2024 and 2023.

78 Knife River Corporation Proxy Statement

AUDIT MATTERS

ITEM 3: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2025
The audit committee at its February 2025 meeting appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025. The board concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2002.
Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2025, the audit committee will consider your vote in determining its appointment of our independent registered public accounting firm for the next fiscal year. The audit committee, in appointing our independent registered public accounting firm, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.
A representative of Deloitte & Touche LLP will attend the annual meeting online and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the annual meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2025.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2025 requires the affirmative vote of a majority of the shares of our common stock present online or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. We do not expect any broker non-votes on the proposal.
Annual Evaluation and Selection of Deloitte & Touche LLP
The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior audit engagement team, and determines whether to re-engage the current independent accounting firm or consider other firms. Factors considered by the audit committee in deciding whether to retain the current independent accounting firm include:
•    Deloitte & Touche LLP’s capabilities considering the complexity of our business and the resulting demands placed on Deloitte & Touche LLP in terms of technical expertise and knowledge of our industry and business;
•    The quality and candor of Deloitte & Touche LLP’s communications with the audit committee and management;
•    Deloitte & Touche LLP’s independence;
•    The quality and efficiency of the services provided by Deloitte & Touche LLP, including input from management on Deloitte & Touche LLP’s performance and how effectively Deloitte & Touche LLP demonstrated its independent judgment, objectivity, and professional skepticism;
•The workload capacity and resources of Deloitte & Touche LLP’s senior audit engagement team;
•    External data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte & Touche LLP and its peer firms; and

Knife River Corporation Proxy Statement 79

Audit Matters
•    The appropriateness of Deloitte & Touche LLP’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Deloitte & Touche LLP’s continued independence.
Based on this evaluation, the audit committee and the board believe that retaining Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2025, is in the best interests of our company and its stockholders.
In accordance with rules applicable to mandatory partner rotation, Deloitte & Touche LLP’s lead engagement partner for our audit was changed in February 2024. The audit committee oversees the process for, and ultimately approves, the selection of the lead engagement partner.
Audit Fees and Non-Audit Fees
The following table summarizes the aggregate fees that our independent registered public accounting firm, Deloitte & Touche LLP, billed or is expected to bill us for professional services rendered for 2023 and 2024.

	2024	2023
Audit Fees (1)(2)	$2,658,990	$2,290,714
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees (2)	$2,658,990	$2,290,714
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0%	0%

(1)
Audit fees for 2023 and 2024 consisted of fees for the annual audit of our consolidated financial statements, reviews of quarterly financial statements, and other filings with the SEC. Audit Fees for 2024 also included fees related to the annual audit of our internal controls over financial reporting.

(2)	Total fees reported above include out-of-pocket expenses related to the services provided of $265,195 for 2024 and $111,039 for 2023.

80 Knife River Corporation Proxy Statement

Audit Matters
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2024 and 2023 in accordance with the pre-approval policy and procedures the audit committee adopted in 2023. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the SEC.
The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding such meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, currently Patricia L. Moss, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.
In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP is required to provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or included as an exhibit thereto or may be delivered in a separate written statement.

Knife River Corporation Proxy Statement 81

Audit Matters
AUDIT COMMITTEE REPORT
The audit committee assists the board in fulfilling its oversight responsibilities and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee (a) assists the board’s oversight of (i) the integrity of the company’s financial reporting process and system of internal controls, (ii) the company’s compliance with legal and regulatory requirements and the code of conduct, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the company’s internal audit function and independent auditors, and (v) the company’s management of risks in the audit committee’s areas of responsibility; (b) arranges for the preparation of and approves the report that SEC rules require be included in the company’s annual proxy statement; and (c) is also responsible for the appointment, compensation, retention, and oversight of the independent auditors including pre-approval of all audit and non-audit services by the independent auditors. The audit committee acts under a written charter which it reviews at least annually and a copy of which is available on our website.
Management has primary responsibility for the company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and assessing the effectiveness of the company’s internal controls over financial reporting. The audit committee oversees the company’s financial reporting process and internal controls on behalf of the board.
In performing its oversight responsibilities in connection with our financial statements for the year ended December 31, 2024, the audit committee:
•Reviewed and discussed the audited financial statements with management;
•Discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•Received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and discussed with the independent auditors their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC. The audit committee has appointed Deloitte & Touche LLP as the company’s independent auditors for 2025. Stockholder ratification of this appointment is included as Item 3 in these proxy materials.

Patricia L. Moss, Chair
German Carmona Alvarez
Patricia Chiodo
William J. Sandbrook

82 Knife River Corporation Proxy Statement

OTHER MATTERS

ITEM 4: AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING REQUIREMENTS
Background
The board is committed to strong corporate governance aligned with stockholder interests. The board, through its nominating and governance committee, regularly monitors leading practices in governance. After review, the board, upon recommendation of the nominating and governance committee, has unanimously approved and hereby recommends that stockholders approve an amendment and restatement of the company’s amended and restated certificate of incorporation, substantially in the form attached to this proxy statement as Appendix B, to eliminate the supermajority voting requirements described herein and make other immaterial, non-substantive and ministerial changes such as updating defined terms (as amended and restated, the “second amended and restated certificate of incorporation”). The following summary of the second amended and restated certificate of incorporation is qualified in its entirety by reference to the text of Appendix B. Proposed additions are underlined, and proposed deletions are stricken through.
The amended and restated certificate of incorporation currently requires the affirmative vote of at least two-thirds (66⅔%) of the outstanding shares of common stock entitled to vote in the election of directors to amend the following provisions in the amended and restated certificate of incorporation:
•Article 6, which details the structure and powers of the board;
•Article 7, which requires that any action required or permitted to be taken by stockholders be effected at a duly called annual or special meeting of stockholders and describes the methods for calling special meetings of stockholders; and
•Article 10, which imposes the supermajority voting requirements to (i) amend, alter, change or repeal the amended and restated certificate of incorporation and (ii) amend, alter or repeal the company’s amended and restated bylaws (the “bylaws”).
If approved by the requisite stockholder vote at the annual meeting, this proposal will amend and restate the company’s amended and restated certificate of incorporation to eliminate the two-thirds (66⅔%) supermajority voting requirement applicable to the matters described above, such that, following the effectiveness of the second amended and restated certificate of incorporation, the approval of those matters will require only a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class (the “majority vote standard”).
Board’s Rationale
The two-thirds (66⅔%) supermajority voting requirements in the amended and restated certificate of incorporation generally relate to fundamental corporate governance provisions and can be found in the organizational documents of many public companies. The supermajority voting requirements are designed to protect the company and its stockholders by reducing the likelihood of third parties taking actions that may be inconsistent with the best interests of, or that may otherwise be harmful to, the company, its stockholders and other stakeholders in the near and/or long-term. In addition, the supermajority voting requirements are also designed to ensure that the interests of all stockholders are protected by requiring a significant portion of our stockholders to approve certain actions. Notwithstanding the foregoing, the board recognizes that there are different perspectives on this topic and that such heightened thresholds also limit the ability of the company to take action that may be desired by the holders of a majority of its outstanding capital stock.

Knife River Corporation Proxy Statement 83

Other Matters
Following constructive stockholder engagement, and feedback after the 2024 annual meeting of stockholders, the nominating and governance committee and the board each carefully considered the advantages and disadvantages of maintaining the aforementioned supermajority voting requirements. After careful and deliberate review and considering stockholder feedback, the nominating and governance committee recommended, and the board agreed, that it is in the best interests of the company and its stockholders to eliminate the supermajority voting requirements and, in turn, reduce such thresholds to the majority vote standard described above. The nominating and governance committee and the board each concluded that elimination of the supermajority voting requirements and their replacement with the majority vote standard will enhance the company’s corporate governance practices and serve as a useful measure of accountability for the company and the board to stockholders generally.
Therefore, the board, upon the recommendation of the nominating and governance committee, has unanimously determined that it is in the best interests of the company and its stockholders to amend and restate the amended and restated certificate of incorporation to eliminate the supermajority voting requirements, and has unanimously approved, and is recommending that stockholders approve, the amendment and restatement of the amended and restated certificate of incorporation to eliminate the supermajority voting requirements.
Conforming Changes to the Bylaws
Consistent with the provisions of the amended and restated certificate of incorporation, the bylaws also currently include the two-thirds (66⅔%) supermajority voting requirement for the stockholders to amend, alter, change, repeal or adopt the bylaws. If this proposal is approved by the requisite vote of stockholders at the annual meeting, the board intends to similarly remove the related two-thirds (66⅔%) supermajority voting requirement from the bylaws to align the bylaws with the proposed second amended and restated certificate of incorporation.

The board of directors recommends a vote “FOR” the approval of the amendment and restatement of the company’s amended and restated certificate of incorporation to eliminate the supermajority voting requirements.

Approval of the amendment and restatement of the company’s amended and restated certificate of incorporation to eliminate the supermajority voting requirements requires the affirmative vote of at least two-thirds (66⅔%) of the outstanding shares of common stock entitled to vote in the election of directors. Abstentions and broker non-votes will each count as votes against this proposal.

84 Knife River Corporation Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote?
Stockholders of record at the close of business on March 28, 2025, are entitled to vote each share they owned on that date on each matter presented at the annual meeting and any adjournment(s) thereof. As of March 28, 2025, we had 56,652,361 shares of common stock outstanding each entitled to one vote per share.

To attend and participate in the annual meeting, you will need the 16-digit control number included in your Notice or your Proxy Card, or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank, broker, or other holder of record to obtain your 16-digit control number or otherwise vote through the bank, broker, or other holder of record. Only stockholders with a valid 16-digit control number will be able to attend the annual meeting, vote, and ask questions. The annual meeting webcast will begin promptly at 10:00 a.m. Central Daylight Saving Time. We encourage you to access the annual meeting prior to the start time. Online check-in will begin at 9:45 a.m. Central Daylight Saving Time, and you should allow ample time for the check-in procedures.

Distribution of Our Proxy Materials Using Notice and Access
We distributed proxy materials to certain of our stockholders via the Internet under the SEC’s “Notice and Access” rules to reduce our costs and decrease the environmental impact of our proxy materials. Using this method of distribution, on or about April 7, 2025, we mailed the Notice that contains basic information about our annual meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you received the Notice and prefer to receive a paper copy of the proxy materials, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via your preferred method.

How to Vote	You are encouraged to vote in advance of the annual meeting using one of the following voting methods, even if you are planning to attend the annual meeting online.
Registered Stockholders: Stockholders of record who hold their shares directly with our stock registrar can vote any one of four ways:
By Internet: Go to the website shown on the Notice or Proxy Card, if you received one, and follow the instructions.
By Telephone: Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 21, 2025.

By Mail: If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.

During the Annual Meeting: Attend the annual meeting online and follow the instructions posted at www.virtualshareholdermeeting.com/KNF2025. Even if you plan to attend the annual meeting online, we recommend that you also vote by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

Beneficial Stockholders: Stockholders whose shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”) and who do not have a control number will receive voting instructions from said bank, broker, or other holder of record. If you are a beneficial owner who does not have a control number, you will still be able to attend the annual meeting as a “guest” and listen to the proceedings, but you will not be able to vote, ask questions, or otherwise participate. Even if you plan to attend the annual meeting online, we recommend that you also vote by Internet, by telephone, or by mail so that your vote will be counted if you later decide not to attend.

See discussion below regarding the Knife River Corporation 401(k) Plan for voting instructions for shares held under our 401(k) plan.

Knife River Corporation Proxy Statement 85

Information about the Annual Meeting

How to Attend and Vote at the Annual Meeting
The annual meeting will be held entirely online live via audio webcast. In structuring our virtual annual meeting, our goal is to enhance stockholder participation. We have designed the virtual annual meeting to provide stockholders with substantially the same opportunities to participate as if the annual meeting were held in person, and we believe the virtual annual meeting accomplishes this goal. We aim to provide a consistent experience to all stockholders regardless of their geographic location. Any stockholder can attend the annual meeting live online at www.virtualshareholdermeeting.com/KNF2025. If you were a stockholder as of the record date for the annual meeting and you have your 16-digit control number included in your Notice, on your Proxy Card, or on the instructions that accompanied your proxy materials, you can vote at the annual meeting. If you are not a stockholder or do not have a control number, you may still access the annual meeting as a guest, but you will not be able to participate.

A summary of the information you need to attend the annual meeting online is provided below:

	•	To attend and participate in the annual meeting, you will need the 16-digit control number included in your Notice, on your Proxy Card or on the instructions that accompanied your proxy materials.
•
The annual meeting webcast will begin promptly at 10:00 a.m. Central Daylight Saving Time. We encourage you to access the annual meeting prior to the start time. Online check-in will begin at 9:45 a.m. Central Daylight Saving Time, and you should allow ample time for the check-in procedures.

	•	The virtual meeting platform is fully supported across browsers (Chrome, Firefox, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong Internet connection wherever they intend to participate in the annual meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the annual meeting.
	•	Instructions on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/KNF2025.
	•	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.virtualshareholdermeeting.com/KNF2025 on the day of the annual meeting.
•
If you want to submit your question during the annual meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/KNF2025, type your question into the “Ask a Question” field, and click “Submit.”

•
Questions pertinent to annual meeting matters will be answered during the annual meeting, subject to time constraints. Questions regarding personnel matters, including those related to employment, product issues, or suggestions for product innovations, are not pertinent to annual meeting matters and therefore will not be answered. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition. We have designed the format of the virtual annual meeting to ensure that our stockholders are afforded the same rights and opportunities to participate as they would have at an in-person meeting. Any questions pertinent to annual meeting matters that cannot be answered during the annual meeting due to time constraints will be posted online and answered at the “Investors” section of our website at www.kniferiver.com. The questions and answers will be available as soon as practical after the annual meeting and will remain available until one week after posting.

86 Knife River Corporation Proxy Statement

Information about the Annual Meeting

Technical Difficulties
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual annual meeting website. If you encounter any difficulties accessing the virtual annual meeting website during the check-in or annual meeting time, please call the technical support number that will be posted on the annual meeting login page.

Revoking Your Proxy or Changing Your Vote	You may change your vote at any time before the proxy is exercised.

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If you voted by mail: you may revoke your proxy by executing and delivering a timely and valid later dated proxy, by attending the annual meeting online and voting at the annual meeting by following the instructions at www.virtualshareholdermeeting.com/KNF2025, or by giving written notice of revocation to the corporate secretary.

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If you voted via the Internet or by telephone: you may change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by attending the annual meeting online and voting at the annual meeting by following the instructions at www.virtualshareholdermeeting.com/KNF2025.

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Attendance at the annual meeting online will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the corporate secretary before the proxy is exercised, or (2) you vote at the annual meeting by following the instructions at www.virtualshareholdermeeting.com/KNF2025.

Discretionary Voting Authority
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their discretion. Our bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters, other than the items from the board described in this Proxy Statement.

Knife River Corporation Proxy Statement 87

Information about the Annual Meeting

Voting Standards
A majority of outstanding shares of stock entitled to vote in the election of directors must be present online or represented by proxy to hold the annual meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting.

If you are a beneficial holder and do not provide specific voting instruction to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in broker non-votes, on proposals other than the ratification of the selection of our independent registered public accounting firm for 2025.

The following chart describes the proposals to be considered at the annual meeting, the vote required to elect directors and to adopt each other proposal, the manner in which votes will be counted and the board’s recommendation:

Item No.	Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”	Board Vote Recommendation

1	Election of Three Class II Directors	For, against, or abstain on each nominee	A nominee for director will be elected if the number of shares voted “for” such nominee’s election exceeds 50% of the number of votes cast with respect to that nominee’s election	No effect	No effect	FOR Each Nominee

2	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	For, against, or abstain	The affirmative vote of a majority of the shares of common stock present online or represented by proxy at the annual meeting and entitled to vote thereon	Same effect as votes against	No effect	FOR

3	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2025	For, against, or abstain	The affirmative vote of a majority of the shares of common stock present online or represented by proxy at the annual meeting and entitled to vote thereon	Same effect as votes against	Brokers have discretion to vote	FOR

4	Amendment and Restatement of the Company’s Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Requirements	For, against, or abstain	The affirmative vote of at least two-thirds (66⅔%) of the outstanding shares of common stock entitled to vote in the election of directors	Same effect as votes against	Same effect as votes against	FOR

88 Knife River Corporation Proxy Statement

Information about the Annual Meeting

Proxy Solicitation
The board is furnishing proxy materials to solicit proxies for use at the annual meeting and any adjournment(s) thereof. Proxies are solicited principally by mail, but directors, officers, and employees of Knife River or its subsidiaries may solicit proxies personally, by telephone, or by electronic media, without compensation other than their regular compensation. D.F. King & Co, Inc. additionally will solicit proxies for approximately $10,000 plus out-of-pocket expenses. We will pay the cost of soliciting proxies and will reimburse brokers and others for forwarding proxy materials to stockholders.

Householding of Proxy Materials
In accordance with a procedure called “householding,” which has been approved by the SEC, we are sending only one Notice or one Annual Report and Proxy Statement, as applicable, to multiple stockholders who share a single address unless we received instructions to the contrary from any stockholder at that address. This practice is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate Notice or Annual Report and Proxy Statement, as applicable, in the future, he or she may contact the Office of the Treasurer at Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568, Telephone Number: (701) 530-1400. Upon receipt of such request, we will promptly deliver a separate Notice or Annual Report and Proxy Statement, as applicable. Eligible stockholders of record who receive multiple copies of our Notice or Annual Report and Proxy Statement, as applicable, can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting such bank, broker, or other nominee.

Knife River Corporation 401(k) Plan
This Proxy Statement is being used to solicit voting instructions from participants in the Knife River Corporation 401(k) plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered stockholder or beneficial owner, you will separately receive a Notice or proxy materials to vote those other shares you hold outside of the Knife River Corporation 401(k) plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in accordance with the recommendations of the board. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 19, 2025.

Why Hold a Virtual Annual Meeting
After carefully considering the format of the annual meeting, the board concluded to hold the annual meeting exclusively online live via audio webcast. The board believes the virtual annual meeting offers the same participation opportunities as an in-person annual meeting. In addition, the board believes the virtual annual meeting format allows us to provide consistent opportunities for engagement to all stockholders, regardless of their geographic location. Therefore, we plan to hold the annual meeting by means of remote communications only.

Tabulation of Votes	A representative of Broadridge will tabulate our votes and a representative of The Carideo Group, Inc., our inspector of elections, will certify the votes.

Annual Meeting Results	We will announce preliminary voting results at the annual meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the annual meeting.

Knife River Corporation Proxy Statement 89

Information about the Annual Meeting

Stockholder Proposals, Director Nominations, and Other Items of Business for 2026 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement: To be included in the proxy materials for our 2026 annual meeting, a stockholder proposal must be received by the corporate secretary no later than December 8, 2025, unless the date of the 2026 annual meeting is more than 30 days before or after May 22, 2026, in which case the proposal must be received at a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with all applicable requirements of Rule 14a-8 under the Exchange Act.

Director Nominations From Stockholders for Inclusion in Next Year’s Proxy Statement: If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2026 annual meeting through our proxy access bylaw provision, we must receive proper written notice of the nomination not later than 120 days or earlier than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the annual meeting, or between November 8, 2025 and December 8, 2025. The requirements of such notice can be found in our bylaws, a copy of which is on our website, at https://investors.kniferiver.com/governance/governance-documents/. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

Director Nominations and Other Stockholder Proposals Raised From the Floor at the 2026 Annual Meeting of Stockholders: Under our bylaws, if a stockholder intends to nominate a person as a director, or present other items of business at an annual meeting, the stockholder must provide written notice of the director nomination or stockholder proposal not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Notice of director nominations or stockholder proposals for our 2026 annual meeting must be received between January 22, 2026 and February 21, 2026, and meet all the requirements and contain all the information, including the completed questionnaire for director nominations, provided by our bylaws. The requirements for such notice can be found in our bylaws, a copy of which is on our website, at https:// investors.kniferiver.com/governance/governance-documents/. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

We will make available to our stockholders to whom we furnish this Proxy Statement a copy of our 2024 Form 10-K, excluding exhibits, which is required to be filed with the SEC. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of Knife River Corporation, 1150 West Century Avenue, P.O. Box 5568, Bismarck, North Dakota, 58506-5568, Telephone Number (701) 530-1400. You may also access our 2024 Form 10-K free of charge through our website at www.kniferiver.com.

By order of the Board of Directors,

Karl A. Liepitz
Secretary
April 7, 2025

90 Knife River Corporation Proxy Statement

APPENDIX A

Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are considered non-GAAP financial measures. These non-GAAP financial measures are not measures of financial performance under GAAP. The items excluded from these non-GAAP financial measures are significant components in understanding and assessing financial performance. Therefore, these non-GAAP financial measures should not be considered substitutes for the applicable GAAP metric. EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are most directly comparable to the corresponding GAAP measures of net income and net income margin. Knife River believes these non-GAAP financial measures, in addition to corresponding GAAP measures, are useful to investors by providing meaningful information about operational efficiency compared to its peers by excluding the impacts of differences in tax jurisdictions and structures, debt levels and capital investment. We believe Adjusted EBITDA and Adjusted EBITDA margin are useful performance measures because they allow for an effective evaluation of the company's operating performance by excluding stock-based compensation and unrealized gains and losses on benefit plan investments as they are considered non-cash and not part of the company's core operations. The company also excludes the one-time, non-recurring costs associated with the Separation as those are not expected to continue. We believe EBITDA and Adjusted EBITDA assist rating agencies and investors in comparing operating performance across operating periods on a consistent basis by excluding items management does not believe are indicative of our operating performance. Additionally, EBITDA and Adjusted EBITDA are important financial metrics for debt investors who utilize debt to EBITDA and debt to Adjusted EBITDA ratios. We believe these non-GAAP financial measures are useful performance measures because they provide clarity as to our operational results. Management uses these non-GAAP financial measures in conjunction with GAAP results when evaluating our operating results internally and calculating employee incentive compensation.
EBITDA is calculated by adding back income taxes, interest expense (net of interest income) and depreciation, depletion and amortization expense to net income. Adjusted EBITDA is calculated by adding back unrealized gains and losses on benefit plan investments, stock-based compensation and one-time Separation costs, to EBITDA. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by revenues. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, GAAP financial measures such as net income and net income margin and are intended to be helpful supplemental financial measures for investors’ understanding of Knife River’s operating performance. Knife River’s non-GAAP financial measures are not standardized; therefore, it may not be possible to compare these financial measures with other companies’ EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin measures having the same or similar names.
The following information reconciles net income to EBITDA and EBITDA to Adjusted EBITDA and provides the calculation of Adjusted EBITDA margin. Interest expense, net, is net of interest income that is included in other income (expense) on the Consolidated Statements of Operations of our audited financial statements in our Annual Report on Form 10-K for the years ended December 31, 2024 and 2023.

Knife River Corporation Proxy Statement A-1

Reconciliation of Net Income to Adjusted EBITDA

For the Years Ended	12/31/2024	12/31/2023

Net income	$201.7	$182.9
Depreciation, depletion and amortization	136.9	123.8
Interest expense, net	46.4	52.9
Income taxes	69.3	62.4
EBITDA	$454.3	$422.0
Unrealized (gains) losses on benefit plan investments	($2.9)	($2.7)
Stock-based compensation expense	7.8	3.1
One-time separation costs	3.8	10.0
Adjusted EBITDA	$463.0	$432.4

Revenue	$2,899.0	$2,830.3
Net Income Margin	7.0%	6.5%
Adjusted EBITDA Margin	16.0%	15.3%

A-2 Knife River Corporation Proxy Statement

APPENDIX B

Second Amended and Restated
Certificate of Incorporation
of
Knife River ~~Holding Company~~ Corporation
Knife River ~~Holding Company~~ Corporation (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, as it may be amended (the “DGCL”), hereby certifies as follows:
1.The name of this Corporation is Knife River ~~Holding Company~~ Corporation. The original ~~C~~certificate of ~~I~~incorporation was filed with the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on November 9, 2022. The name under which the Corporation was originally incorporated was Knife River Holding Company.
2.A ~~C~~certificate of ~~A~~amendment to the original ~~C~~certificate of ~~I~~incorporation was filed with the office of the Secretary of State ~~of the State of Delaware~~ on May 5, 2023 (as amended, the “Original Certificate of Incorporation”).
3.An amended and restated certificate of incorporation of the Corporation was filed with the Secretary of State on June 1, 2023 (the “First Amended and Restated Certificate of Incorporation”).
4.This Second Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation (the “Board of Directors”) and the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the DGCL ~~and by the written consent of its sole stockholder in accordance with Section 228 of the DGCL~~, and is to become effective as of ~~8:16~~ [●] A.M., Eastern time, on ~~June 1, 2023~~ [●], 2025.
5.This Second Amended and Restated Certificate of Incorporation restates and amends the ~~original~~ First Amended and Restated Certificate of Incorporation to read in its entirety as follows:
ARTICLE 1
NAME OF CORPORATION
The name of the Corporation is Knife River Corporation.
ARTICLE 2
REGISTERED OFFICE; REGISTERED AGENT
The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company. The Corporation may have such other offices, either inside or outside of the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may from time to time require.
ARTICLE 3
PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.
ARTICLE 4
STOCK
Section 1.    Authorized Stock. The total number of authorized shares of capital stock of the Corporation shall be 310 million (310,000,000) shares, consisting of (i) 300 million (300,000,000) shares of common stock, par value $0.01 per

Knife River Corporation Proxy Statement B-1

Appendix B
share (the “Common Stock”), and (ii) 10 million (10,000,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).
Section 2.    Common Stock. Except as otherwise provided by law, by this Second Amended and Restated Certificate of Incorporation (as it may hereafter be amended and/or restated, this “Certificate of Incorporation”), or by the resolution or resolutions adopted by the Board of Directors designating the rights, powers and preferences of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the right to vote on all matters on which stockholders are entitled to vote, including the election of directors, to the exclusion of all other stockholders. Each holder of record of Common Stock shall be entitled to one (1) vote for each share of Common Stock standing in the name of the stockholder on the books of the Corporation.
Section 3.    Preferred Stock. Shares of Preferred Stock may be authorized and issued in one (1) or more series. The Board of Directors (or any committee to which it may duly delegate the authority granted in this ARTICLE 4) is hereby empowered, by resolution or resolutions, to authorize the issuance from time to time of shares of Preferred Stock in one (1) or more series, for such consideration and for such corporate purposes as the Board of Directors (or such committee thereof) may from time to time determine, and by filing a certificate pursuant to applicable law of the State of Delaware as it presently exists or may hereafter be amended to establish from time to time for each such series the number of shares to be included in each such series and to fix the designations, powers, rights and preferences of the shares of each such series, and the qualifications, limitations and restrictions thereof to the fullest extent now or hereafter permitted by this ~~Amended and Restated~~ Certificate of Incorporation and the laws of the State of Delaware, including, without limitation, voting rights (if any), dividend rights, dissolution rights, conversion rights, exchange rights and redemption rights thereof, as shall be stated and expressed in a resolution or resolutions adopted by the Board of Directors (or such committee thereof) providing for the issuance of such series of Preferred Stock. Each series of Preferred Stock shall be distinctly designated. The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, determination of the following:
(a)the designation of the series, which may be by distinguishing number, letter or title;
(b)the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the certificate of designations governing such series) increase or decrease (but not below the number of shares thereof then outstanding);
(c)the amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;
(d)the dates at which dividends, if any, shall be payable;
(e)the redemption rights and price or prices, if any, for shares of the series;
(f)the terms and amount of any sinking fund provided for purchase or redemption of shares of the series;
(g)the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(h)whether shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;
(i)the restrictions on the issuance of shares of the same series or of any other class or series; and
(j)the voting rights, if any, of the holders of shares of the series.

ARTICLE 5
TERM
The term of existence of the Corporation shall be perpetual.

B-2 Knife River Corporation Proxy Statement

Appendix B

ARTICLE 6
BOARD OF DIRECTORS
Section 1.    Number of Directors. Subject to any rights of the holders of any class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively pursuant to a resolution adopted by the affirmative vote of a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”).
Section 2.    Classes of Directors. Subject to the rights of the holders of any series of Preferred Stock provided for or fixed pursuant to this ~~Amended and Restated~~ Certificate of Incorporation (the “Preferred Stock Directors”), the Board of Directors shall be divided, with respect to the time for which they severally hold office, into three (3) classes, designated Class I, Class II and Class III, as nearly equal in number as reasonably possible. The first (1st) term of office for the Class I directors shall expire at the 2024 annual meeting of stockholders. The first (1st) term of office for the Class II directors shall expire at the 2025 annual meeting of stockholders. The first (1st) term of office for the Class III directors shall expire at the 2026 annual meeting of stockholders. At the 2024 annual meeting of stockholders, the Class I directors shall be elected for a term of office to expire at the 2027 annual meeting of stockholders. At the 2025 annual meeting of stockholders, the Class II directors shall be elected for a term of office to expire at the 2027 annual meeting of stockholders. At the 2026 annual meeting of stockholders, the Class III directors shall be elected for a term of office to expire at the 2027 annual meeting of stockholders. Commencing at the 2027 annual meeting of stockholders and at all subsequent annual meetings of stockholders, the Board of Directors will no longer be classified under Section 141(d) of the DGCL, and all directors shall be elected for a term of office to expire at the next succeeding annual meeting of stockholders. Prior to the 2027 annual meeting of stockholders, in case of any increase or decrease, from time to time, in the number of directors (other than the Preferred Stock Directors), the number of directors in each class shall be apportioned as nearly equal in number as reasonably possible. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II or Class III, with such assignment becoming effective as of the time at which the initial classification of the Board of Directors becomes effective. Unless and except to the extent that the Amended and Restated Bylaws of the Corporation (as they may hereafter be amended and/or restated, the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot. Advance notice of stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws.
Section 3.    Newly Created Directorships and Vacancies. Subject to applicable law and the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, or by a sole remaining director, and directors so chosen shall hold office until the next election of the class, if any, for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. Notwithstanding the foregoing, from and after the 2027 annual meeting of stockholders, any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified or until any such director’s earlier death, resignation, removal, retirement or disqualification. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.
Section 4.    Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock, any director(s) of the Corporation may be removed from office at any time by the affirmative vote of the holders of at least a majority of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class (the “Voting Stock”) (a) until the 2027 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, only for cause by the affirmative vote of the holders of a majority of the Voting Stock and (b) from and including the 2027 annual meeting of stockholders or such other time as the Board of Directors is no longer classified under Section 141(d) of the DGCL, with or without cause, by the affirmative vote of the holders of a majority of the Voting Stock.

Knife River Corporation Proxy Statement B-3

Appendix B
Section 5.    Rights of Holders of Preferred Stock. Notwithstanding the provisions of this ARTICLE 6, whenever the holders of one (1) or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.
Section 6.    No Cumulative Voting. Except as may otherwise be set forth in the resolution or resolutions of the Board of Directors providing the issuance of a series of Preferred Stock, and then only with respect to such series of Preferred Stock, cumulative voting in the election of directors is specifically denied.
ARTICLE 7
STOCKHOLDER ACTION
Section 1.    No Stockholder Action by Written Consent. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
Section 2.    Special Meetings of Stockholders. Subject to the rights of the holders of any series of Preferred Stock with respect to such series of Preferred Stock, special meetings of stockholders may only be called by or at the direction of (1) the Chair of the Board of Directors, (2) the Lead Independent Director (if one has been appointed) or (3) the Board of Directors pursuant to a resolution adopted by a majority of the Whole Board. At any special meeting of stockholders, only such business shall be conducted or considered as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.
ARTICLE 8
DIRECTOR AND OFFICER LIABILITY
To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, no director or officer of the Corporation will be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provisions will not eliminate or limit the liability of (a) a director or officer for any breach of that director’s or officer’s duty of loyalty to the Corporation or its stockholders, (b) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) a director under Section 174 of the DGCL, as the same exists or as that provision hereafter may be amended, supplemented or replaced, (d) a director or officer for any transactions from which that director or officer derived an improper personal benefit or (e) an officer in any action by or in the right of the Corporation. If the DGCL is amended after the filing of this ~~Amended and Restated~~ Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein, will be limited to the fullest extent permitted by that law, as so amended. Any repeal or modification of this ARTICLE 8 by the stockholders of the Corporation will be prospective only and will not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of that repeal or modification.
ARTICLE 9
INDEMNIFICATION
The Corporation shall indemnify its directors and officers against all expense, liability and loss reasonably incurred or suffered by such persons in connection with their service as a director or officer, as applicable, of the Corporation, or their service at the request of the Corporation as a director, officer, employee or agent of another corporation or other enterprise, to the fullest extent authorized or permitted by the DGCL as the same exists or may hereafter be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment or modification), and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to

B-4 Knife River Corporation Proxy Statement

Appendix B
indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board. The right to indemnification conferred by this ARTICLE 9 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this ARTICLE 9 or otherwise.
The Corporation may, to the extent authorized from time to time by the Board, provide rights to indemnification and to the advancement of expenses to employees, and agents of the Corporation similar to those conferred in this ARTICLE 9 to directors and officers of the Corporation.
The rights to indemnification and to the advancement of expenses conferred in this ARTICLE 9 shall not be exclusive of any other right which any person may have or hereafter acquire under this ~~Amended and Restated~~ Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.
Any repeal of this ARTICLE 9 by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.
ARTICLE 10
AMENDMENTS
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this ~~Amended and Restated~~ Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights herein are granted subject to this reservation. ~~Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding that a lesser percentage or separate class vote may be specified by applicable law or otherwise, no provision of ARTICLE 6, ARTICLE 7 and this ARTICLE 10 may be amended, altered or repealed in any respect, nor may any provision or bylaw inconsistent therewith be adopted, unless in addition to any other vote required by this Amended and Restated Certificate of Incorporation, any Preferred Stock Certificate of Designation or otherwise required by law, an amendment, alteration or repeal of ARTICLE 6, ARTICLE 7 and this ARTICLE 10 is approved at a meeting of the stockholders called for that purpose by, in addition to any other vote required by law or otherwise, the affirmative vote of the holders of at least two-thirds (66⅔%) of the voting power of all outstanding shares of capital stock then entitled to vote generally in the election of directors, voting together as a single class.~~
In furtherance and not in limitation of the powers conferred by applicable law, the Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation, without the assent or vote of stockholders of the Corporation. Any amendment, alteration or repeal of the Bylaws of the Corporation by the Board of Directors shall require the affirmative vote of at least a majority of the directors then in office. In addition to any other vote otherwise required by law, the stockholders of the Corporation may amend, alter or repeal the Bylaws of the Corporation, provided that any such action will require the affirmative vote of the holders of at least a majority ~~two-thirds (66⅔%)~~ of the voting power of all outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.
IN WITNESS WHEREOF, the undersigned has duly executed this Second Amended and Restated Certificate of Incorporation, this ~~1st~~[●] day of ~~June~~[●], ~~2023~~2025.
By:
Name: Brian R. Gray
Title: President and Chief Executive Officer

Knife River Corporation Proxy Statement B-5

KNIFE RIVER

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Annual Meeting - Go to **www.virtualshareholdermeeting.com/KNF2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V67663-P19832

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KNIFE RIVER CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Three Class II Directors

Nominees:	**For**	**Against**	**Abstain**
1a. Patricia Chiodo	☐	☐	☐
1b. Patricia L. Moss	☐	☐	☐
1c. William J. Sandbrook	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2, 3 and 4:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and Annual Report are available at www.proxyvote.com.

Admission to the Annual Meeting:
Only Stockholders with a valid 16-digit control number will be able to attend the annual meeting online live via audio webcast, ask questions, and vote.

V67664-P19832

KNIFE RIVER CORPORATION
ANNUAL MEETING OF STOCKHOLDERS
Thursday, May 22, 2025, 10:00 a.m. CDT

This proxy is solicited by the Board of Directors of Knife River Corporation.

The stockholder(s) hereby appoint(s) Karen B. Fagg and Karl A. Liepitz, or either of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of KNIFE RIVER CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held on Thursday, May 22, 2025 at 10:00 a.m. CDT, online live via audio webcast, and any adjournment or postponement thereof. In the event neither of the appointed proxies is able to serve, the chair of the board, or in the chair's absence, the chief executive officer, shall appoint an appropriate individual to serve in the capacity of proxy.

This proxy will also be used to provide voting instructions to Principal Trust Company, as Trustee of the Knife River Corporation 401(k) Retirement Plan, for any shares of Knife River Corporation common stock held in the plan.

Your vote is important! Ensure that the shares are represented at the meeting. Either (1) vote by Internet, (2) vote by phone, or (3) mark, date, sign, and return this proxy card in the postage-paid envelope provided. The deadline for voting by Internet and phone is 11:59 p.m. Eastern Time on Wednesday, May 21, 2025. The voting deadline for participants in the Knife River Corporation 401(k) Retirement Plan is 11:59 p.m. Eastern Time on Monday, May 19, 2025.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side